TERM LOAN AGREEMENT (the "Agreement") dated as of May 29, 1998, among CENDANT CORPORATION, a Delaware corporation (the "Borrower"), the Lenders referred to herein, the Syndication Agent, Co-Documentation Agents, Managing Agents and Co- Agents identified on the signature pages hereto and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (the "Administrative Agent") for the Lenders.


                             INTRODUCTORY STATEMENT


     The Borrower has requested that the Lenders establish a $3,250,000,000 committed term loan facility pursuant to which Term Loans may be made to the Borrower.

     Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as agent for the Lenders, and each Lender is willing to make Term Loans to the Borrower.

                  Accordingly, the parties hereto hereby agree as follows:

1.  DEFINITIONS

     For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the respective meanings accorded to them therein:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article 2.

     "ABR Spread" means 0%, except that if on any day the LIBOR Spread exceeds 1% then the ABR Spread for such day shall be 1% less than the LIBOR Spread.

     "Affiliate" shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Borrower. For purposes of this definition, a Person shall be deemed to be "controlled by" another if such latter Person possesses, directly or indirectly, power either to
(i) vote 10% or more of the securities having ordinary voting power for the election of directors of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

     "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect for such day, (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% or (c) the Base CD Rate in effect for such day plusr (c) the Base CD Rate in effect for such day plus 1%. For purposes hereof, "Prime Rate" shall mean the rate per annum publicly announced by the Administrative Agent from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced as effective. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. "Base CD Rate" shall mean the sum of (a) the product of (i) the Average Weekly Three-Month Secondary CD Rate times
(ii) a fraction of which the numerator is 100% and the denominator is 100% minus the aggregate rates of (A) basic and supplemental reserve requirements in effect on the date of effectiveness of such Average Weekly Three-Month Secondary CD Rate, as set forth below, under Regulation D of the Board applicable to certificates of deposit in units of $100,000 or more issued by a "member bank" located in a "reserve city" (as such terms are used in Regulation D) and (B) marginal reserve requirements in effect on such date of effectiveness under Regulation D applicable to time deposits of a "member bank" and (b) the Assessment Rate. "Average Weekly Three-Month Secondary CD Rate" shall mean the three-month secondary certificate of deposit ("CD") rate for the most recent weekly period covered therein in the Federal Reserve Statistical release entitled "Weekly Summary of Lending and Credit Measures (Averages of daily figures)" released in the week during which occurs the day for which the CD rate is being determined. The CD rate so reported shall be in effect, for the purposes of this definition, for each day of the week in which the release date of such publication occurs. If such publication or a substitute containing the foregoing rate information is not published by the Federal Reserve for any week, such average rate shall be determined by the Administrative Agent on the basis of quotations received by it from three New York City negotiable certificate of deposit dealers of recognized standing on the first Business Day of the week succeeding such week for which such rate information is not published. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or Federal
         Funds Effective Rate, or both, for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Average Weekly
         Three-Month Secondary CD Rate shall be effective on the effective date of such change in the CD Rate. Any change in the Alternate Base Rate due to a change in the Federal Funds
         Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate.

                  "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                  "Assessment Rate" shall mean, for any day, the net annual assessment rate (rounded upwards, if necessary, to the next higher Basis Point) as most recently estimated by the Administrative Agent for determining the then current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "Assignment and Acceptance" shall mean an agreement in the form of Exhibit C hereto, executed by the assignor, assignee and the other parties as contemplated thereby.

                  "Basis Point" shall mean 1/100th of 1%.

                  "Board" shall mean the Board of Governors of the Federal Reserve System.

                  "Borrowing" shall mean a group of Term Loans of a single Interest Rate Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Request" shall mean a request made pursuant to Section 2.5 in the form of Exhibit-F.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are permitted to close; provided, however, that when used in connection with a LIBOR Loan, the term
         "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

                  "Capital Expenditures" shall mean, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person.

                  "Capital Lease" shall mean as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Markets Transaction" means any issuance or sale by the Borrower or any of its Subsidiaries (other than PHH and its Subsidiaries) of any Capital Stock of the Borrower or any of its Subsidiaries or any issuance or incurrence by the Borrower or any of its Subsidiaries (other than PHH and its Subsidiaries) of any Indebtedness (other than any such issuance or sale to the Borrower or any of its Subsidiaries), in each case where the Net Cash Proceeds of any single transaction or series of related transactions exceeds $25,000,000.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CFHC" shall mean Cendant Finance Holding Corporation, a Delaware corporation.

                  "CFHC Guarantee" shall mean the Guarantee to be executed and delivered by CFHC in accordance with paragraph
         (i) of Section 6.1, substantially in the form of Exhibit E.

                  "Change in Control" shall mean (i) the acquisition by any Person or group (within the meaning of the Securities
         Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing
         Date), directly or indirectly, beneficially or of record, of ownership or control of in excess of 30% of the voting common stock of the Borrower on a fully diluted basis at any time or (ii) if at any time, individuals who at the Closing
         Date constituted the Board of Directors of the Borrower
         (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the Closing
         Date or whose election or a nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

                  "Chase" shall mean The Chase Manhattan Bank, a New York banking corporation.

                  "Closing Date" shall mean the date on which the conditions precedent to the making of the Term Loans as set forth in Section 4.1 have been satisfied or waived, which shall in no event be later than June 30, 1998.

                  "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as now and hereafter in effect, or any successor provision thereto.

                  "Consolidated Assets" shall mean, at any date of determination, the total assets of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP.

                  "Consolidated EBITDA" shall mean, without duplication, for any period for which such amount is being determined, the sum of the amounts for such period of (i) Consolidated
         Net Income, (ii) provision for taxes based on income, (iii) depreciation expense, (iv) Consolidated Interest Expense,
         (v) amortization expense, plus (vi) other non-cash items reducing Consolidated Net Income, all as determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated Interest Expense" shall mean for any period for which such amount is being determined, total interest expense paid or payable in cash (including that properly attributable to Capital Leases in accordance with GAAP but excluding in any event all capitalized interest and amortization of debt discount and debt issuance costs) of the Borrower and its Consolidated Subsidiaries on a consolidated basis including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net cash costs (or minus net profits) under Interest Rate Protection Agreements. Notwithstanding the foregoing, interest expense on any Indebtedness of the Borrower or any of its Subsidiaries which (or the proceeds of which) directly or indirectly provides credit support for the RAC Loan Notes shall be deemed not to be included in Consolidated Interest Expense.

                  "Consolidated Net Income" shall mean, for any period for which such amount is being determined, the net income (loss) of the Borrower and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded
         (i) income (or loss) of any Person (other than a Consolidated Subsidiary of the Borrower) in which the Borrower or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or of its Consolidated
         Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Consolidated Subsidiaries or the Person's assets are acquired by the Borrower or any of its Consolidated
         Subsidiaries, (iii) the income of any Consolidated
         Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of the income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary, (iv) any extraordinary after-tax gains and (v) any extraordinary pretax losses but only to the extent attributable to a write-down of financing costs relating to any existing and future indebtedness.

                  "Consolidated Net Worth" shall mean, as of any date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Subsidiaries" shall mean all Subsidiaries of the Borrower that are required to be consolidated with the Borrower for financial reporting purposes in accordance with GAAP.

                  "Consolidated Total Indebtedness" shall mean the total amount of Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis using GAAP principles of consolidation, but without regard to whether or not any such Indebtedness would be required to be shown on a consolidated balance sheet prepared in accordance with GAAP; provided that Consolidated Total Indebtedness shall be deemed to include, at the time of any computation thereof, the aggregate amount of any outstanding loans to, any investment in the capital stock of, any purchase price in excess of the fair market value of assets of, and any other investments by the Borrower and its Subsidiaries (other than and PHH and its Subsidiaries) in, PHH and its Subsidiaries
         (other than the purchase price paid by the Borrower to acquire PHH). The amount of any such investment at any time shall equal the original cost thereof plus any additions thereto (in each case without giving effect to any appreciation or depreciation in the value thereof) net of any returns thereon actually received by the Borrower or any of its Subsidiaries (other than and PHH and its Subsidiaries).

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33-U.S.C. PP-1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. PP-7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7-U.S.C. __136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30-U.S.C. PP-1201 et-seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42-U.S.C. PP-9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the
         Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42-U.S.C. PP-11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42-U.S.C. PP-6901 et-seq., the Occupational Safety and Health Act as amended ("OSHA"), 29-U.S.C. PP-655 and PP-657, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

                  "Environmental Liabilities" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as such Act may be amended, and the regulations promulgated thereunder.

                  "Event of Default" shall have the meaning given such term in Article 7 hereof.

                  "Existing Credit Agreements" shall mean the collective reference to (i) the 364-Day Competitive Advance and Revolving Credit Agreement, dated as of October 2, 1996, as amended, among the Borrower, the lenders referred to therein and Chase, as administrative agent, and (ii) the Five Year Competitive Advance and Revolving Credit Agreement, dated as of October 2, 1996, as amended, among the Borrower, the Lenders referred to therein and Chase, as Administrative
         Agent.

                  "Fundamental Documents" shall mean this Agreement, any Term Notes, the CFHC Guarantee (if and when executed) and any other ancillary documentation which is required to be, or is otherwise, executed by the Borrower and delivered to the Administrative Agent in connection with this Agreement.

                  "GAAP" shall mean generally accepted accounting principles consistently applied (except for accounting changes in response to FASB releases or other authoritative pronouncements) provided, however, that all calculations made pursuant to Sections 6.7 and 6.8 and the related definitions shall have been computed based on such generally accepted accounting principles as are in effect on the Closing Date.

                  "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

                  "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the repayment of such primary obligation or (d) as a general partner of a partnership or a joint venturer of a joint venture in respect of indebtedness of such partnership or such joint venture which is treated as a general partnership for purposes of Applicable Law. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount (or portion thereof) of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder); provided, however, that the amount of any Guaranty shall be limited to the extent necessary so that such amount does not exceed the value of the assets of such Person (as reflected on a consolidated balance sheet of such Person prepared in accordance with GAAP) to which any creditor or beneficiary of such Guaranty would have recourse. Notwithstanding the foregoing definition, the term "Guaranty" shall not include any direct or indirect obligation of a Person as a general partner of a general partnership or a joint venturer of a joint venture in respect of Indebtedness of such general partnership or joint venture, to the extent such Indebtedness is contractually non-recourse to the assets of such Person as a general partner or joint venturer (other than assets comprising the capital of such general partnership or joint venture).

                  "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Law.

                  "Hotel Subsidiary" shall mean any Subsidiary of the Borrower which (a) is engaged as its principal activity in the hotel franchising business or related activities or (b) owns or licenses from a Person other than the Borrower or another Subsidiary, any proprietary right related to the hotel franchising business.

                  "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course and payable within 180 days); (ii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed (but only to the extent so assumed or guaranteed) or otherwise provided credit support therefor, including without limitation, Guaranties; (iii) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (but only to the extent of the fair market value of such assets); (iv) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables arising in the ordinary course and payable within 180 days); or (v) obligations of such Person under Capital Leases. In order to avoid doubt with respect to double counting, any Indebtedness of the Borrower or any of its Subsidiaries, in an amount not to exceed the principal of the RAC Loan Notes, which (or the proceeds of which) directly or indirectly provides credit support for the RAC Loan Notes shall be deemed not to be Indebtedness for purposes of this Agreement.

                  "Interest Coverage Ratio" shall mean, for each period for which it is to be determined, the ratio of (i) Consolidated EBITDA minus the amount of Restricted Payments and Capital Expenditures of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis, in accordance with GAAP) to the extent paid in cash (including cash payments during such period to liquidate any such item previously accrued as a liability) to (ii) Consolidated Interest Expense.

                  "Interest Payment Date" shall mean, with respect to any Borrowing, the last day of the Interest Period applicable thereto and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of a Borrowing with, or to, a Borrowing of a different Interest Rate Type.

                  "Interest Period" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing, and ending on the numerically corresponding day
         (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or, subject to each Lender's approval, 12 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June
         30, September 30 or December 31, commencing June 30, 1998,
         (ii) the Maturity Date and (iii) the date such Borrowing is refinanced with a Borrowing of a different Interest Rate
         Type in accordance with Section 2.6 or is prepaid in accordance with Section 2.13; provided, however, that (i) if any Interest Period would end on a day other than a Business
         Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period with respect to any LIBOR Borrowing may be selected which would result in any LIBOR Loans having
         Interest Periods ending after the Maturity Date. Interest shall accrue from, and including, the first day of an Interest Period to, but excluding, the last day of such Interest Period.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

                  "Interest Rate Type" when used in respect of any Term Loan or Borrowing, shall refer to the Rate by reference to which interest on such Term Loan or on the Term Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include LIBOR and the Alternate Base Rate.

                  "Lender and "Lenders" shall mean the financial institutions whose names appear on the signature pages hereof and any assignee of a Lender pursuant to Section
         9.3(b).

                  "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender's LIBOR Loans or ABR Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's LIBOR Loans or ABR Loans are made, as notified to the Administrative Agent from time to time.

                  "LIBOR" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to the rate at which Dollar deposits approximately equal in principal amount to the portion of such LIBOR Borrowing made by the financial institution acting as Administrative Agent, and for a maturity comparable to such Interest Period, are offered to the principal London office of Chase in immediately available funds in the London Interbank Market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Loans.

                  "LIBOR Loan" shall mean any Term Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article 2.

                  "LIBOR Spread" shall mean, at any date or any period of determination, the LIBOR Spread that would be in effect on such date or during such period pursuant to the chart set forth in Section 2.22.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "Margin Stock" shall be as defined in Regulation U of the Board.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole (it is understood that, for purposes of this definition, the accounting irregularities and the amount thereof disclosed in the Press Release and the related class action lawsuits do not constitute a Material Adverse Effect).

                  "Material Subsidiary" shall mean (i) any Subsidiary of the Borrower which, together with its Subsidiaries at the time of determination, holds, or, solely with respect to Sections 7(f) and 7(g), any group of Subsidiaries which, if merged into each other at the time of determination would hold, assets constituting 10% or more of Consolidated Assets or accounts for 10% or more of Consolidated EBITDA for the Rolling Period immediately preceding the date of determination or (ii) any Subsidiary of the Borrower which holds material trademarks, tradenames or other intellectual property rights.

                  "Maturity Date" shall mean May 28, 1999.

                  "Moody's" shall mean Moody's Investors Service Inc.

                  "Multiemployer Plan" shall mean a plan described in
         Section 3(37) of ERISA.

                  "Net Cash Proceeds" shall mean, when used in respect of the sale, issuance or incurrence of any Capital Stock or Indebtedness by the Borrower or any of its Subsidiaries, the gross cash proceeds received by such Person from such sale, issuance or incurrence less all legal expenses, commissions and underwriters' discounts and other fees and expenses incurred in connection therewith.

                  "Obligations" shall mean the obligation of the Borrower to make due and punctual payment of principal of, and interest on, the Term Loans and all other monetary obligations of the Borrower to the Administrative Agent or any Lender under this Agreement, the Term Notes or the Fundamental Documents or with respect to any Interest Rate Protection Agreements entered into between the Borrower and any Lender.

                  "PBGC" shall mean the Pension Benefit Guaranty
         Corporation or any successor thereto.

                  "Permitted Encumbrances" shall mean Liens permitted under Section 6.5 hereof.

                  "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "PHH" shall mean PHH Corporation, a Maryland corporation.

                  "Plan" shall mean an employee pension benefit plan described in Section 3(2) of ERISA, other than a Multiemployer Plan.

                  "Press Release" shall mean the Borrower's April 15, 1998 press release as to certain accounting irregularities in the Alliance Marketing Division of the Borrower.

                  "Pro Forma Basis" shall mean in connection with any transaction for which a determination on a Pro Forma Basis is required to be made hereunder, that such determination shall be made (i) after giving effect to any issuance of Indebtedness, any acquisition, any disposition or any other transaction (as applicable) and (ii) assuming that the issuance of Indebtedness, acquisition, disposition or other transaction and, if applicable, the application of any proceeds therefrom, occurred at the beginning of the most recent Rolling Period ending at least thirty (30) days prior to the date on which such issuance of Indebtedness, acquisition, disposition or other transaction occurred.

                  "RAC Loan Notes" shall mean the loan notes to be issued by the Borrower to the sellers of the RAC Motoring Service Limited business in connection with the Borrower's acquisition of such business.

                  "Receivables Facility" shall mean the Coldwell Banker Relocation Services, Inc. receivables facility evidenced by the Amended and Restated Investor Funding Agreement, dated as of October 5, 1994 among Coldwell Banker Funding
         Corporation, Bankers Trust Company, the Investors party thereto, Citicorp North America Inc. and Bank of America
         Illinois, The Homeowner Employee Asset Receivable Trust
         Amended and Restated Pooling and Servicing Agreement, dated as October 5, 1994 among Coldwell Banker Funding
         Corporation, Coldwell Banker Relocation Services, Inc.,
         Citicorp North America, Inc. and Bankers Trust Company and the Amended and Restated Purchase Agreement, dated as of October 5, 1994 by and between Coldwell Banker Relocation Services, Inc. and Coldwell Banker Funding Corporation, as each of the foregoing may from time to time be amended, modified or supplemented and any replacement or refinancing thereof whether or not with the same parties.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

                  "Required Lenders" shall mean at any time Lenders holding 51% of the aggregate principal amount of the Term Loans at the time outstanding.

                  "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment on account of shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding except for distributions, dividends or other payments solely in shares of capital stock of a Subsidiary which are distributed pro-rata to its stockholders or solely in shares of capital stock of the Borrower, (ii) any redemption or other acquisition or re-acquisition by the Borrower or a Subsidiary of any class of its own stock or other equity interest of the Borrower, a Subsidiary or an Affiliate now or hereafter outstanding, and (iii) any payment made to retire, or obtain the surrender of any outstanding warrants or options or other rights to purchase or acquire shares of any class of stock of the Borrower or a Subsidiary now or hereafter outstanding; provided, however, that the term "Restricted Payment" as used herein, shall not include any distribution, dividend, redemption or other payment made to the Borrower by any of its Consolidated Subsidiaries, or to any of the Borrower's Consolidated Subsidiaries by the Borrower or any of its other Consolidated Subsidiaries.

                  "Rolling Period" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

                  "S&P" shall mean Standard & Poor's Ratings Services.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent or any Lender is subject, for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include those imposed under Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided that for purposes of Sections 6.1, 6.5, 6.6, 6.7 and 6.8 hereof, PHH and its Subsidiaries shall be deemed not to be Subsidiaries of the Borrower.

                  "Term Loans" shall mean the Term Loans made by the Lenders to the Borrower pursuant to a notice given by the Borrower under Section 2.5. Each Term Loan shall be a LIBOR Loan or an ABR Loan.

                  "Term Note" shall have the meaning assigned to such term in Section 2.8.

2.  THE TERM LOANS

                  SECTION 2.1.  Commitments.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Term Loans to the Borrower, on a single borrowing date at any time on and after the Closing Date and prior to June 30, 1998 in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1.

                  SECTION 2.2.  Term Loans.

                  (a) Term Loans shall be made as part of a Borrowing consisting of Term Loans made by the Lenders ratably in accordance with the amounts set forth in Schedule 2.1; provided, however, that the failure of any Lender to make any Term Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Term Loan required to be made by such other Lender). The
Term Loans comprising any Borrowing shall be (i) in the case of LIBOR Loans, in an aggregate principal amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) in the case of ABR Loans, in an aggregate principal amount that is an integral multiple of $500,000 and not less than $5,000,000.

                  (b) Each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans, as the Borrower may request pursuant to
Section 2.4 or 2.5, as applicable. Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms of this Agreement and the applicable Term Note. Borrowings of more than one Interest Rate Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than 9 separate Borrowings being outstanding hereunder at any one time. For purposes of the calculation required by the immediately preceding sentence, LIBOR Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate
Borrowing, and all Borrowings of a single Interest Rate Type made on a single date shall be considered a single Borrowing if such Borrowings have a common Interest Period.

                  (c) Subject to Section 2.6, each Lender shall make the Term Loan to be made by it hereunder on the proposed date thereof by making funds available at the offices of the Administrative
Agent's Agent Bank Services Department, 1 Chase Manhattan Plaza,
8th Floor, New York, New York 10081, Attention: Miranda Chin, for credit to Cendant Corporation Clearing Account, Account No.
144812905 (Reference: Cendant Corporation Credit Agreement dated as of May 29, 1998) no later than 1:00 P.M. New York City time in
Federal or other immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds by depositing them into an account of the Borrower maintained with the Administrative Agent. Term Loans shall be made by all the Lenders pro rata in accordance with Section 2.1 and this Section 2.2.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.3.  Use of Proceeds.

                    The proceeds of the Term Loans shall be used for working capital and general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, for acquisitions, support of the Borrower's commercial paper program and refinancing of the Borrower's indebtedness under the Existing Credit Agreements.

                  SECTION 2.4.  Reserved.


                  SECTION 2.5.  Borrowing Procedure.

                  In order to effect a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a Borrowing
Request in the form of Exhibit F (a) in the case of a LIBOR
Borrowing, not later than 12:00 (noon), New York City time, three
Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, on the day of a proposed Borrowing. Such Borrowing Request shall be irrevocable and shall in each case specify (a) whether the Borrowing then being requested is to be a LIBOR Borrowing or an ABR Borrowing, (b) the date of such Borrowing (which shall be a Business Day) and the amount thereof and (c) if such Borrowing is to be a LIBOR Borrowing, the Interest Period with respect thereto. If no election as to the Interest Rate Type of a Borrowing is specified in any such Borrowing Request, then the requested Borrowing shall be an ABR Borrowing. If no Interest
Period with respect to any LIBOR Borrowing is specified in any such Borrowing Request, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given a Borrowing Request in accordance with this Section 2.5 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.5 and of each Lender's portion of the requested Borrowing.

                  SECTION 2.6.  Refinancings.

                  The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Interest
Rate Type pursuant to a Borrowing Request under Section 2.5, subject to the conditions and limitations set forth herein and elsewhere in this Agreement; provided, however, that at any time after the occurrence, and during the continuation, of a Default or an Event of Default, a Borrowing or portion thereof may only be refinanced with an ABR Borrowing. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.8 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, which will repay the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower, and each new Borrowing will merely reflect a new or continued interest rate option.

                  SECTION 2.7.  Fees.

                  (a) The Borrower agrees to pay the Administrative Agent, for its own account, the fees at the times and in the amounts provided for in the letter agreement dated May 4, 1998 among the Borrower, Chase and Chase Securities Inc.

                  (b) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the fees shall be refundable under any circumstances.

                  SECTION 2.8.  Repayment of Term Loans; Evidence of
Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender on the Maturity Date (or such earlier date on which the Term Loans become due and payable pursuant to Article 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Term Loans of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to Section 9.3(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan made hereunder, the Interest Rate Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Term Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Term Note").

                  SECTION 2.9.  Interest on Term Loans.

                  (a) Subject to the provisions of Section 2.10, the Term Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to LIBOR for the Interest Period in effect for such Borrowing plus the applicable LIBOR Spread from time to time in effect. Interest on each LIBOR Borrowing shall be payable on each applicable Interest Payment
Date.

                  (b) Subject to the provisions of Section 2.10, the Term Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the applicable ABR Spread from time to time, if any.

                  (c) Interest on each Term Loan shall be payable in arrears on each Interest Payment Date applicable to such Term
Loan. LIBOR or the Alternate Base Rate for each Interest Period or day within an Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.10.  Interest on Overdue Amounts.

                  If the Borrower shall default in the payment of the principal of, or interest on, any Term Loan or any other amount becoming due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, in the case of amounts bearing interest determined by reference to the Prime
Rate and a year of 360 days in all other cases, equal to (a) in the case of the remainder of the then current Interest Period for any LIBOR Loan, the rate applicable to such Term Loan under
Section 2.9 plus 2% per annum and (b) in the case of any other amount, the rate that would at the time be applicable to an ABR
Loan under Section 2.9 plus 2% per annum.

                  SECTION 2.11.  Alternate Rate of Interest.

                  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Administrative Agent shall have determined that Dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London Interbank Market, or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its portion of such LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining LIBOR, the Administrative
Agent shall, as soon as practicable thereafter, give written or telecopier notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have determined that circumstances giving rise to such notice no longer exist, any request by the Borrower for a LIBOR Borrowing pursuant to Section 2.5 shall be deemed to be a request for an ABR Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.12.  Reserved.


                  SECTION 2.13.  Prepayment of Term Loans.

                  (a) Prior to the Maturity Date, the Borrower shall have the right at any time to prepay any Borrowing, in whole or in part, subject to the requirements of Section 2.17 but otherwise without premium or penalty, upon prior written or telecopy notice to the Administrative Agent before 12:00 noon New York City time at least one Business Day in the case of an ABR
Loan and at least three Business Days in the case of a LIBOR
Loan; provided, however, that each such partial prepayment shall be in an integral multiple of $5,000,000 and in a minimum aggregate principal amount of $10,000,000.

                  (b) Within three Business Days of receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds from a Capital Markets Transaction, the Borrower shall prepay a principal amount of the Term Loans equal to the amount of such Net Cash Proceeds, subject to the last sentence of this paragraph. Any prepayments required by this paragraph shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding LIBOR Loans.
Notwithstanding the foregoing, the Borrower and its Subsidiaries
(i) may retain the first $250,000,000 of Net Cash Proceeds from Capital Markets Transactions arising after the Closing Date (in addition to any such Net Cash Proceeds applied in accordance with the following clause (ii)), (ii) may apply up to $650,000,000 of any Net Cash Proceeds from Capital Markets Transactions intended to finance or refinance the acquisition of American Bankers
Insurance Group, Inc. for such purposes and (iii) shall not be required to prepay the Term Loans pursuant to this paragraph (b) from the proceeds of the revolving credit facilities of the Borrower existing on the Closing Date and refinancings thereof.

                  (c) Each notice of prepayment pursuant to Section 2.13 shall specify the specific Borrowing(s), the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing(s) by the amount stated therein. All prepayments under this Section 2.13 shall be accompanied by the payment of unpaid accrued interest on the principal amount being prepaid to the date of prepayment. Any amounts prepaid pursuant to this Section
2.13 may not be reborrowed.

                  (d) In the event the amount of any prepayment required to be made pursuant to paragraph (b) above shall exceed the aggregate principal amount of the applicable outstanding ABR
Loans (the amount of any such excess being called the "Excess
Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding ABR Loans and to retain an amount equal to the Excess Amount to be applied to the prepayment of the applicable LIBOR Loans at the end of the current Interest Periods applicable thereto.

                  SECTION 2.14.  Eurodollar Reserve Costs.

                  The Borrower shall pay to the Administrative Agent for the account of each Lender, so long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of, or including, Eurocurrency Liabilities (as defined in Regulation D of the
Board), additional interest on the unpaid principal amount of each LIBOR Loan made to the Borrower by such Lender, from the date of such Term Loan until such Term Loan is paid in full, at an interest rate per annum equal at all times during each Interest Period for such Term Loan to the remainder obtained by subtracting (i) LIBOR for such Interest Period from (ii) the rate obtained by multiplying LIBOR as referred to in clause (i) above by the Statutory Reserves of such Lender for such Interest
Period. Such additional interest shall be determined by such Lender and notified to the Borrower (with a copy to the Administrative Agent) not later than five Business Days before the next Interest Payment Date for such Term Loan, and such additional interest so notified to the Borrower by any Lender shall be payable to the Administrative Agent for the account of such Lender on each Interest Payment Date for such Term Loan.

                  SECTION 2.15.  Reserve Requirements; Change in
Circumstances.

                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in Applicable Law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law)
(i) shall subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any LIBOR Loan, or shall change the basis of taxation of payments to any Lender of the principal of or interest on any LIBOR Loan made by such Lender or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or its applicable
Lending Office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Lender to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, or
(iii) shall impose on any Lender or the London Interbank Market any other condition affecting this Agreement or any LIBOR Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Lender to be material, then the Borrower shall pay such additional amount or amounts as will compensate such Lender for such increase or reduction to such Lender upon demand by such Lender.

                  (b) If, after the date of this Agreement, any Lender shall have determined in good faith that the adoption after the date hereof of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender (or its holding company) could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies or the policies of its holding company, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction upon demand by such Lender.
                  (c) A certificate of a Lender setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts referred to in the preceding clause (i), shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 Business Days after its receipt of the same.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

                  (e)  Each Lender agrees that, as promptly as
practicable after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost under this Section 2.15, Section 2.16 or
Section 2.21 or (ii) would require the Borrower to pay an increased amount under this Section 2.15, Section 2.16 or Section 2.21, it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Term Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Term Loans would be materially reduced, or any inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Term Loans pursuant to this Section 2.15, Section
2.16 or Section 2.21 would be materially reduced or the taxes or other amounts otherwise payable under this Section 2.15, Section
2.16 or Section 2.21 would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Term Loans through such other Lending Office would not otherwise materially adversely affect such Term Loans or such Lender.

                  (f) In the event any Lender shall have delivered to the Borrower a notice that LIBOR Loans are no longer available from such Lender pursuant to Section 2.16, that amounts are due to such Lender pursuant to paragraph (c) hereof or that any of the events designated in paragraph (e) hereof have occurred, the Borrower may (but subject in any such case to the payments required by Section 2.17), provided that there shall exist no Default or Event of Default, upon at least five Business Days' prior written or telecopier notice to such Lender and the Administrative Agent, but not more than 30 days after receipt of notice from such Lender, identify to the Administrative Agent a lending institution reasonably acceptable to the Administrative
Agent which will purchase the amount of outstanding Term Loans from the Lender providing such notice and such Lender shall thereupon assign any Term Loans owing to such Lender and Term
Notes held by such Lender to such replacement lending institution pursuant to Section 9.3. Such notice shall specify an effective date for such assignment and at the time thereof, the Borrower shall pay all accrued interest and all other amounts (including without limitation all amounts payable under this Section) owing hereunder to such Lender as at such effective date for such assignment.

                  SECTION 2.16.  Change in Legality.

                  (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                      (i) declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting LIBOR Loans from such Lender hereunder unless such declaration is subsequently withdrawn;
         and

                     (ii) require that all outstanding LIBOR Loans made by it be converted to ABR Loans, in which event (A) all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.16(b) and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the ABR Loans resulting from the conversion of such LIBOR Loans.

                  (b) For purposes of this Section 2.16, a notice to the Borrower by any Lender pursuant to Section 2.16(a) shall be effective on the date of receipt thereof by the Borrower.

                  SECTION 2.17.  Reimbursement of Lenders.

                  (a) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) by any prepayment (for any reason) or refinancing of any LIBOR Loan if such LIBOR Loan is repaid or refinanced other than on the last day of the applicable Interest Period for such Term Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.5 in respect of LIBOR Loans, the applicable Term Loan is not made on the first day of the Interest Period specified by the Borrower for any reason other than (I) a suspension or limitation under
Section 2.16 of the right of the Borrower to select a LIBOR Loan or (II) a breach by a Lender of its obligations hereunder. In the case of such failure to borrow, such loss shall be the amount as reasonably determined by such Lender as the excess, if any of
(A) the amount of interest which would have accrued to such Lender on the amount not borrowed, at a rate of interest equal to the interest rate applicable to such Term Loan pursuant to
Section 2.9, for the period from the date of such failure to borrow, to the last day of the Interest Period for such Term Loan which would have commenced on the date of such failure to borrow, over (B) the amount realized by such Lender in reemploying the funds not advanced during the period referred to above. In the case of a payment other than on the last day of the Interest
Period for a Term Loan, such loss shall be the amount as reasonably determined by the Administrative Agent as the excess, if any, of (A) the amount of interest which would have accrued on the amount so paid at a rate of interest equal to the interest rate applicable to such Term Loan pursuant to Section 2.9, for the period from the date of such payment to the last day of the then current Interest Period for such Term Loan, over (B) the amount equal to the product of (x) the amount of the Term Loan so paid times (y) the current daily yield on U.S. Treasury
Securities (at such date of determination) with maturities approximately equal to the remaining Interest Period for such Term Loan times (z) the number of days remaining in the Interest
Period for such Term Loan. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The
Borrower shall pay to the Administrative Agent for the account of each Lender the amount shown as due on any certificate within thirty (30) days after its receipt of the same.

                  (b) In the event the Borrower fails to prepay any Term Loan on the date specified in any prepayment notice delivered pursuant to Section 2.13(a), the Borrower on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower and the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error.

                  SECTION 2.18.  Pro Rata Treatment.

                  Except as permitted or required under Sections 2.14, 2.15(c), 2.16 and 2.17, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Term Loans and each refinancing of any Borrowing with, or conversion of any Borrowing to, another Borrowing, or continuation of any Borrowing, shall be allocated pro rata among the Lenders in accordance with the respective principal amount of their outstanding Term Loans. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing computed in accordance with Section 2.1, to the next higher or lower whole dollar amount.

                  SECTION 2.19.  Right of Setoff.

                  If any Event of Default shall have occurred and be continuing and any Lender shall have requested the Administrative Agent to declare the Term Loans immediately due and payable pursuant to Article 7, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits
(general or special, time or demand, provisional or final) at any time held by such Lender and any other indebtedness at any time owing by such Lender to, or for the credit or the account of, the Borrower, against any of and all the obligations now or hereafter existing under this Agreement and the Term Loans held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Term Loans and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 2.19 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 2.20.  Manner of Payments.

                  All payments by the Borrower hereunder and under the Term Notes shall be made in Dollars in Federal or other immediately available funds at the office of the Administrative Agent's Agent Bank Services Department, 1 Chase Manhattan Plaza,
8th Floor, New York, New York 10081, Attention: Miranda Chin, for credit to Cendant Corporation Clearing Account, Account No. 144812905 (Reference: Cendant Corporation Credit Agreement dated as of May 29, 1998) no later than 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Term Loan hereunder shall accrue from and including the date of such Term Loan to, but excluding, the date on which such Term Loan is paid or refinanced with a Term Loan of a different Interest Rate Type.
                  SECTION 2.21.  United States Withholding.

                  (a) Prior to the date of the initial Term Loans hereunder, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in Applicable Law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under the Term Notes.

                  (b) The Borrower and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Term Notes, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lenders from whom the taxes were deducted or withheld; and (iii) shall forward to such Lenders any receipt for such payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative
Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Term Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                  (c) Each Lender agrees (i) that as between it and the Borrower or the Administrative Agent, it shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Agreement to such other Person(s) pursuant to paragraph (g) of Section 9.3 and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, agents, or employees of the Borrower or the Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by Applicable Law with respect to amounts described in clause (i) of this paragraph (c).

                  (d) Each assignee of a Lender's interest in this Agreement in conformity with Section 9.3 shall be bound by this
Section 2.21, so that such assignee will have all of the




obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.21.

                  (e) In the event that any withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Administrative
Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.21) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law. For purposes of this Section 2.21, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, the date hereof, (ii) in the case of each Lender as of the date hereof, the date hereof and
(iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

                  SECTION 2.22.  Certain Pricing Adjustments.

                  The applicable LIBOR Spread in effect from time to time shall be determined in accordance with the following table:

                                                         Applicable LIBOR Spread
Period                                                     (in Basis Points)
Closing Date through
November 30, 1998                                                   62.5
December 1, 1998 through
February 28, 1999                                                   87.5
March 1, 1999 and                                                  100.0
thereafter

                  In addition, for any day that the S&P/Moody's ratings on the Borrower's senior unsecured long-term debt is less than BBB-/Baa3 (or is not rated by at least one of S&P and Moody's), the applicable LIBOR Spread will increase by 50 basis points. In the event the S&P rating on the Borrower's senior unsecured long-term debt is not equivalent to the Moody's rating on such debt, the higher rating will determine the applicable LIBOR Spread, unless the S&P and Moody's ratings are more than one level apart, in which case the rating one level below the higher rating will be determinative. In the event that the Borrower's senior unsecured long-term debt is rated by only one of S&P and Moody's, then that single rating shall be determinative. The Borrower shall cause its senior unsecured long-term debt to be rated by either S&P or Moody's. Any increase in the applicable LIBOR
Spread determined in accordance with this paragraph shall become effective on the date of announcement or publication by the Borrower or either such rating agency of a reduction in such rating or, in the absence of such announcement or publication, on the effective date of such decreased rating, or on the date of any request by the Borrower to either of such rating agencies not to rate its senior unsecured long-term debt or on the date either of such rating agencies announces it shall no longer rate the Borrower's senior unsecured long-term debt. Any decrease in the applicable LIBOR Spread shall be effective on the date of announcement or publication by either of such rating agencies of an increase in rating or in the absence of announcement or publication on the effective date of such increase in rating.

3.  REPRESENTATIONS AND WARRANTIES OF BORROWER

                  In order to induce the Lenders to enter into this Agreement and to make the Term Loans provided for herein, the Borrower makes the following representations and warranties to the Administrative Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement, the issuance of the Term Notes and the making of the Term Loans:

                  SECTION 3.1.  Corporate Existence and Power.

                  The Borrower and its Subsidiaries have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation and are in good standing or have applied for authority to operate as a foreign corporation in all jurisdictions where the nature of their properties or business so requires it and where a failure to be in good standing as a foreign corporation would have a Material Adverse Effect. The Borrower has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Fundamental Documents and other documents contemplated hereby and to borrow hereunder.

                  SECTION 3.2. Corporate Authority, No Violation and Compliance with Law.

                  The execution, delivery and performance of this Agreement and the other Fundamental Documents and the borrowings hereunder (a) have been duly authorized by all necessary corporate action on the part of the Borrower, (b) will not violate any provision of any Applicable Law (including any laws related to franchising) applicable to the Borrower or any of its Subsidiaries or any of their respective properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries, or any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties or assets are bound, (d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, agreement, bond, note or instrument and (e) will not result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries other than pursuant to this Agreement or any other Fundamental Document.

                  SECTION 3.3.  Governmental and Other Approval and
Consents.

                  No action, consent or approval of, or registration or filing with, or any other action by, any governmental agency, bureau, commission or court is required in connection with the execution, delivery and performance by the Borrower of this Agreement or the other Fundamental Documents.

                  SECTION 3.4.  Financial Statements of Borrower.

                  The revised condensed unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997, together with the related unaudited statements of income, shareholders' equity and cash flows for the fiscal year then ended, as adjusted to give effect to the accounting irregularities described in the Press Release which are known to the Borrower and prepared in good faith and based upon reasonable assumptions, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at the date indicated and the results of operations and cash flows for the period indicated in conformity with GAAP.

                  SECTION 3.5.  No Material Adverse Change.

                  Since December 31, 1997, there has been no material adverse change in the business, assets, operations, or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole (it is understood that, for purposes of this Section, the accounting irregularities and the amount thereof disclosed in the Press Release and the related class action lawsuits do not constitute a material adverse change).

                  SECTION 3.6.  Subsidiaries.

                  Annexed hereto as Schedule 3.6 is a correct and complete list as of the Closing Date of all Material Subsidiaries of the Borrower showing, as to each Material Subsidiary, its name, the jurisdiction of its incorporation, its authorized capitalization and the ownership of the capital stock of such Material Subsidiary.

                  SECTION 3.7.  Copyrights, Patents and Other Rights.

                  Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.8.  Title to Properties.

                  Each of the Borrower and its Material Subsidiaries will have at the Closing Date good title or valid leasehold interests to each of the properties and assets reflected on the balance sheets referred to in Section 3.4, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and all such properties and assets will be free and clear of Liens, except Permitted Encumbrances.

                  SECTION 3.9.  Litigation.

                  Except as set forth on Schedule 3.9, there are no lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries or any of their respective properties, by or before any Governmental Authority or arbitrator, which could reasonably be expected to have a Material
Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a Material Adverse Effect.

                  SECTION 3.10.  Federal Reserve Regulations.

                  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term
Loans will be used, whether immediately, incidentally or ultimately, for any purpose violative of or inconsistent with any of the provisions of Regulation T, U or X of the Board.

                  SECTION 3.11.  Investment Company Act.

                  The Borrower is not, and will not during the term of this Agreement be, (x) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (y) subject to regulation under the Public Utility Holding Company
Act of 1935, as amended or the Federal Power Act, as amended.

                  SECTION 3.12.  Enforceability.

                  This Agreement and the other Fundamental Documents to which the Borrower is a party when executed will constitute legal, valid and enforceable obligations (as applicable) of the Borrower (subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity).

                  SECTION 3.13.  Taxes.

                  The Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except (a) as permitted by Section 5.4 hereof or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.14.  Compliance with ERISA.

                  Each of the Borrower and its Subsidiaries is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it. Neither the Borrower nor any of its Subsidiaries has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code. No liability to the PBGC that is material to the Borrower and its Subsidiaries taken as a whole has been, or to the Borrower's best knowledge is reasonably expected to be, incurred with respect to the Plans and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. Neither the Borrower nor any of its Subsidiaries has engaged in a transaction which would result in the incurrence of a material liability under Section 4069 of ERISA. As of the Closing Date, neither the Borrower nor any of its Subsidiaries contributes to a Multiemployer Plan, and has not incurred any liability that would be material to the Borrower and its Subsidiaries taken as a whole on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan.

                  SECTION 3.15.  Disclosure.

                  As of the Closing Date, neither this Agreement nor the Confidential Information Memorandum dated May 1998, at the time it was furnished, contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not misleading. At the Closing Date, there is no fact known to the Borrower which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Borrower has delivered to the Administrative Agent certain projections relating to the Borrower and its Consolidated Subsidiaries. Such projections are based on good faith estimates and assumptions believed to be reasonable at the time made, provided, however, that the Borrower makes no representation or warranty that such assumptions will prove in the future to be accurate or that the Borrower and its Consolidated Subsidiaries will achieve the financial results reflected in such projections.

                  SECTION 3.16.  Environmental Liabilities.

                  Except with respect to any matters, that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) except as set forth on Schedule 3.16, has become subject to any Environmental Liability, (iii) except as set forth on Schedule
3.16, has received notice of any claim with respect to any Environmental Liability or (iv) except as set forth on Schedule
3.16, knows of any basis for any Environmental Liability.

4.  CONDITIONS OF LENDING

                  SECTION 4.1.  Conditions Precedent to Term Loans.

                  The obligation of each Lender to make its Term Loan is subject to the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received this Agreement and each of the other
         Fundamental Documents, each executed and delivered by a duly authorized officer of the Borrower.

                  (b) Corporate Documents for the Borrower. The Administrative Agent shall have received, with copies for each of the Lenders, a certificate of the Secretary or Assistant Secretary of the Borrower dated the date of the initial Term Loans and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws of the Borrower as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the borrowings hereunder and the execution, delivery and performance in accordance with their respective terms of this Agreement and any other documents required or contemplated hereunder; and
         (C) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement or any other document delivered by it in connection herewith (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (b)).

                  (c) Financial Statements. The Lenders shall have received the revised condensed unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997, together with the related unaudited statements of income, shareholders' equity and cash flows for such period prepared in conformity with GAAP, in each case as adjusted for the accounting irregularities disclosed in the Press Release which are known to the Borrower and certified by the Borrower's chief financial officer as being prepared in good faith based upon reasonable assumptions.

                  (d) Opinions of Counsel. The Administrative Agent shall have received the favorable written opinions, dated the date of the initial Term Loans and addressed to the Administrative Agent and the Lenders, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and of James E. Buckman, Senior Executive Vice President and General Counsel of the Borrower, substantially in the form of Exhibits B-1 and B-2 hereto, respectively.

                  (e) No Material Adverse Change. The Administrative Agent shall be satisfied that no material adverse change shall have occurred with respect to the business, assets, operations or condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries, taken as a whole, since December 31, 1997 (it is understood that, for purposes of this paragraph, the accounting irregularities and the amount thereof disclosed in the Press Release and the related class action lawsuits do not constitute a material adverse change).

                  (f) Payment of Fees. The Administrative Agent shall be satisfied that all amounts payable to the Administrative Agent and the other Lenders pursuant hereto or with regard to the transactions contemplated hereby have been or are simultaneously being paid.

                  (g) Litigation. No litigation shall be pending or threatened which would be likely to have a Material Adverse Effect, or which could reasonably be expected to materially adversely affect the ability of the Borrower to fulfill its obligations hereunder or to otherwise materially impair the interests of the Lenders.

                  (h) Officer's Certificate. The Administrative Agent shall have received a certificate of the Borrower's chief executive officer or chief financial officer certifying, as of the date of the making of the initial Term Loans, compliance with the conditions set forth in paragraphs (l) and (m) of this Section 4.1.

                  (i) Other Credit Facilities. All amounts, if any, made available to the Borrower under the $500,000,000 credit facility due June 15, 1998 from The Chase Manhattan Bank and the $500,000,000 credit facility due July 31, 1998 from Bank of America NT&SA shall have been repaid, and such credit facilities shall have been cancelled.

                  (j) Other Documents. The Administrative Agent shall have received such other documents as the Administrative
         Agent may reasonably require.

                  (k) Notice. The Administrative Agent shall have received a notice with respect to such Term Loan as required by Article-2 hereof.

                  (l)  Representations and Warranties.  The
         representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of the initial Term Loans hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

                  (m) No Event of Default. On the date of the initial Term Loans hereunder, the Borrower shall be in material compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing.

5.  AFFIRMATIVE COVENANTS

                  From the date of the Term Loans and for so long as any amount shall remain outstanding under any Term Note or unpaid under this Agreement, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of its Subsidiaries to:

                  SECTION 5.1.  Financial Statements, Reports, etc.

                  Deliver to each Lender:

                  (a) As soon as is practicable, but in any event within 100 days after the end of each fiscal year of the Borrower
         (or, in the case of its 1997 fiscal year, on or prior to August 31, 1998), the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related consolidated statements of income, shareholders' equity and cash flows for such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an opinion of Deloitte
         & Touche LLP or such other independent certified public accountants of recognized standing as shall be retained by the Borrower and satisfactory to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall (A) be unqualified as to going concern and scope of audit and shall state that such financial statements fairly present the financial condition of the Borrower and its Consolidated Subsidiaries, as at the dates indicated and the results of the operations and cash flows for the periods indicated and
         (B) contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

                  (b) As soon as is practicable, but in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year (or, in the case of the fiscal quarter ending on or about March 31, 1998, on or prior to August 31, 1998), the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, as at the end of, and the related unaudited statements of income (or changes in financial position) for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, together with a certificate signed by the chief financial officer or a vice president responsible for financial administration of the Borrower to the effect that such financial statements, while not examined by independent public accountants, reflect, in his opinion and in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries, as the case may be, as at the end of the fiscal quarter and the results of their operations for the quarter then ended in conformity with GAAP consistently applied, subject only to year-end and audit adjustments and to the absence of footnote disclosure;

                  (c) Together with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of the chief financial officer or a vice president responsible for financial administration of the Borrower, substantially in the form of Exhibit D hereto (i) stating whether or not the signer has knowledge of any Default or Event of Default and, if so, specifying each such Default or Event of Default of which the signer has knowledge, the nature thereof and any action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event and (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.7 and 6.8 hereof;

                  (d) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Borrower or any of its Subsidiaries to its shareholders generally, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the Securities and Exchange Commission, or any comparable foreign bodies, and of all press releases and other statements made available generally by any of them to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

                  (e) Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of the occurrence of any Default or Event of Default, a certificate of the president or chief financial officer of the Borrower specifying the nature and period of existence of such Default or Event of Default and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                  (f) Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of
         (i) the institution of any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting the Borrower or any of its Subsidiaries or any of their assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in each case might reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly give notice thereof to the Lenders and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lenders to evaluate such matters;

                  (g) With reasonable promptness, such other information and data with respect to the Borrower and its Subsidiaries as from time to time may be reasonably requested by any of the Lenders; and

                  (h) Together with each set of financial statements required by paragraph (a) above, a certificate of the independent certified public accountants rendering the report and opinion thereon (which certificate may be limited to the extent required by accounting rules or otherwise) (i) stating whether, in connection with their audit, any Default or Event of Default has come to their attention, and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof, and
         (ii) stating that based on their audit nothing has come to their attention which causes them to believe that the matters specified in paragraph (c)(ii) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement.

                  SECTION 5.2.  Corporate Existence; Compliance with
Statutes.

                  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply, except where failure to comply, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, with all provisions of Applicable Law, and all applicable restrictions imposed by, any Governmental Authority, including without limitation, the Federal Trade Commission's "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" as amended from time to time (16 C.F.R. PP-436.1 et seq.) and all state laws and regulations of similar import; provided, however, that mergers, dissolutions and liquidations permitted under Section 6.4 shall be permitted.

                  SECTION 5.3.  Insurance.

                  Maintain with financially sound and reputable insurers insurance in such amounts and against such risks as are customarily insured against by companies in similar businesses;
provided however, that (a) workmen's compensation insurance or similar coverage may be effected with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and (b) such insurance may contain self-insurance retention and deductible levels consistent with normal industry practices.

                  SECTION 5.4.  Taxes and Charges.

                  Duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all federal, state or local taxes, assessments, levies and other governmental charges, imposed upon the Borrower or any of its Subsidiaries or their respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid could reasonably be expected to result in a Material Adverse Effect; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary by the Borrower in accordance with GAAP; and provided, further, that the Borrower will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (unless the same are fully bonded or otherwise effectively stayed).

                  SECTION 5.5.  ERISA Compliance and Reports.

                  Furnish to the Administrative Agent (a) as soon as possible, and in any event within 30 days after any executive officer (as defined in Regulation C under the Securities Act of 1933) of the Borrower knows that (i) any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower, setting forth details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by the Borrower or any of its Subsidiaries of such Reportable Event with the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan has been or is proposed to be terminated in a "distress termination" (as defined in Section
4041(c) of ERISA), proceedings have been instituted to terminate a Plan or a Multiemployer Plan, a proceeding has been instituted to collect a delinquent contribution to a Plan or a Multiemployer
Plan, or either the Borrower or any of its Subsidiaries will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Sections 4062, 4063, 4064 of ERISA or the withdrawal or partial withdrawal from a Multiemployer Plan under Sections 4201 or 4204 of ERISA, a statement of the chief financial officer of the Borrower, setting forth details an to such event and the action it proposes to take with respect thereto, (b) promptly upon the reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice the Borrower or any of its Subsidiaries may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan; provided that the Borrower shall not be required to notify the Administrative Agent of the occurrence of any of the events set forth in the preceding clauses (a) and (c) unless such event, individually or in the aggregate, could reasonably be expected to result in a material liability to the Borrower and its Subsidiaries taken as a whole.

                  SECTION 5.6. Maintenance of and Access to Books and Records; Examinations.

                  Maintain or cause to be maintained at all times true and complete books and records of its financial operations (in accordance with GAAP) and provide the Administrative Agent and its representatives access to all such books and records and to any of their properties or assets during regular business hours, in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts and records and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Administrative Agent may deem appropriate for the purpose of verifying the various reports delivered pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.

                  SECTION 5.7.  Maintenance of Properties.

                  Keep its properties which are material to its business in good repair, working order and condition consistent with industry practice.

                  SECTION 5.8.  Changes in Character of Business.

                  Cause the Borrower and its Subsidiaries taken as a whole to be primarily engaged in the franchising and services businesses.

                  SECTION 5.9.  CFHC Guarantee.

                  In the case of CFHC, on the date of the execution and delivery of the CFHC Guarantee cause CFHC to deliver to the Administrative Agent, with copies for each of the Lenders (i) a certificate of the Secretary or Assistant Secretary of CFHC dated such date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws of CFHC as in effect on such date; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of CFHC authorizing the execution, delivery and performance in accordance with its terms of the CFHC Guarantee and any other documents required or contemplated hereunder; and
(C) as to the incumbency and specimen signature of each officer of CFHC executing the CFHC Guarantee or any other document delivered by it in connection herewith (such certificate to contain a certification by another officer of CFHC as to the incumbency and signature of the officer signing the certificate referred to in this Section) and (ii) a legal opinion from counsel to CFHC with respect to the CFHC Guarantee, such opinion to be in the form reasonably requested by the Administrative
Agent.

6.  NEGATIVE COVENANTS

                  From the date of the initial Term Loan and for so long as any amount shall remain outstanding under any Term Note or unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrower agrees that it will not, nor will it permit any of its Subsidiaries to, directly or indirectly:

                  SECTION 6.1.  Limitation on Indebtedness.

                  Incur, assume or suffer to exist any Indebtedness of any Material Subsidiary except:

                  (a) Indebtedness in existence on the date hereof, or required to be incurred pursuant to a contractual obligation in existence on the date hereof, which in either case, is listed on Schedule 6.1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms or on terms not more adverse to the Lenders;

                  (b) purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 6.5(b);

                  (c)  Guaranties;

                  (d) Indebtedness owing by any Material Subsidiary to the Borrower or any other Subsidiary;

                  (e) Indebtedness of any Material Subsidiary of the Borrower issued and outstanding prior to the date on which such Subsidiary became a Subsidiary of the Borrower (other than Indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower); provided that immediately prior and on a Pro Forma Basis after giving effect to, such Person becoming a Subsidiary of the Borrower, no Default or Event of Default shall occur or then be continuing and the aggregate principal amount of such Indebtedness, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (f) and (g) below, shall not exceed $400,000,000;
                  (f) any renewal, extension or modification of Indebtedness under paragraph (e) above so long as (i) such renewal, extension or modification is effected on substantially the same terms or on terms which, in the aggregate, are not more adverse to the Lenders and (ii) the principal amount of such Indebtedness is not increased;

                  (g) other Indebtedness of any Material Subsidiary in an aggregate principal amounts which, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (e) and (f) above, does not exceed $400,000,000;

                  (h) in addition to the Indebtedness permitted by paragraphs (a)-(g) above and paragraph (i) below, Indebtedness of PHH Corporation and its Subsidiaries so long as, after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof, the ratio of Indebtedness of PHH and its Subsidiaries to consolidated shareholders' equity of PHH is less than 10 to 1; and

                  (i) in addition to the Indebtedness permitted by paragraphs (a)-(h) above, Indebtedness of CFHC so long as CFHC shall have guaranteed payment of the Borrower's obligations under this Agreement pursuant to the CFHC Guarantee.

                  SECTION 6.2.  INTENTIONALLY OMITTED.

                  SECTION 6.3.  Hotel Subsidiaries.

                  No Hotel Subsidiary shall incur or suffer to exist any obligation to advance money to purchase securities from, or otherwise make any investment in, any Person engaged in the gaming business.

                  SECTION 6.4.  Consolidation, Merger, Sale of Assets.

                  (a) Neither the Borrower nor any of its Material Subsidiaries (in one transaction or series of transactions) will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, except any merger, consolidation, dissolution or liquidation (i) in which the Borrower is the surviving entity or if the Borrower is not a party to such transaction then a Subsidiary is the surviving entity or the successor to the Borrower has unconditionally assumed in writing all of the payment and performance obligations of the Borrower under this Agreement and the other Fundamental
Documents, (ii) in which the surviving entity becomes a Subsidiary of the Borrower immediately upon the effectiveness of such merger, consolidation, dissolution or liquidation, or (iii) involving a Subsidiary in connection with a transaction permitted by Section 6.4(b); provided, however, that immediately prior to and on a Pro Forma Basis after giving effect to any such transaction described in any of the preceding clauses (i), (ii) and (iii) no Default or Event of Default has occurred and is continuing.

                  (b) The Borrower and its Subsidiaries (either individually or collectively and whether in one transaction or series of related transactions) will not sell or otherwise dispose of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole.

                  SECTION 6.5.  Limitations on Liens.

                  Suffer any Lien on the property of the Borrower or any of the Material Subsidiaries, except:

                  (a) deposits under worker's compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and material men and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

                  (b) purchase money Liens granted to the vendor or Person financing the acquisition of property, plant or equipment if (i) limited to the specific assets acquired and, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; (ii) the debt secured by the Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted; and (iii) such transaction does not otherwise violate this Agreement;

                  (c) Liens upon real and/or personal property, which property was acquired after the date of this Agreement (by purchase, construction or otherwise) by the Borrower or any of its Material Subsidiaries, each of which Liens existed on such property before the time of its acquisition and was not created in anticipation thereof; provided, however, that no such Lien shall extend to or cover any property of the Borrower or such Material Subsidiary other than the respective property so acquired and improvements thereon;

                  (d) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced
         (and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (ii) in any event shall be promptly fully bonded or otherwise effectively stayed);

                  (e)  Liens created under any Fundamental Document;

                  (f) Existing Liens listed on Schedule 6.5 and any extensions or renewals thereof;

                  (g)  Liens in connection with the Receivables Facility;
         and

                  (h) Liens consisting of cash and/or cash equivalents collateral securing the RAC Loan Notes or guarantees thereof provided that the amount of such cash collateral shall not exceed the amount of unpaid principal and accrued interest on the RAC Loan Notes at any time; and

                  (i) other Liens securing obligations having an aggregate principal amount not to exceed 15% of Consolidated Net Worth.

                  SECTION 6.6.  Sale and Leaseback.

                  Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions the Borrower or any of its Subsidiaries sells essentially all of its right, title and interest in a material asset and the Borrower or any of its Subsidiaries acquires or leases back the right to use such property except that the Borrower may enter into sale-leaseback transactions relating to assets not in excess of $200,000,000 in the aggregate on a cumulative basis.

                  SECTION 6.7.  Leverage.

                  Permit the ratio of Consolidated Total Indebtedness on the last day of any fiscal quarter to Consolidated EBITDA for the Rolling Period ended on such day to be more than 3.5 to 1.0.

                  SECTION 6.8.  Interest Coverage Ratio.

                  Permit the Interest Coverage Ratio for any Rolling Period to be less than 3.0 to 1.0.

                  SECTION 6.9.  Accounting Practices.

                  Establish a fiscal year ending on other than December 31, or modify or change accounting treatments or reporting practices except as otherwise required or permitted by GAAP.

7.  EVENTS OF DEFAULT

                  In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

                  (a) any representation or warranty made by the Borrower or CFHC in this Agreement or any other Fundamental Document or in connection with this Agreement or with the execution and delivery of the Term Notes or the Borrowings hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered;

                  (b) default shall be made in the payment of any principal of or interest on the Term Loans or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and in the case of payments of interest, such default shall continue unremedied for five days, and in the case of payments other than of any principal amount of or interest on the Term Loans, such default shall continue unremedied for five days after receipt by the Borrower of an invoice therefor;

                  (c) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.1(e) (with respect to notice of Default or Events of Default), 5.8 or Article 6 of this
         Agreement;

                  (d) default shall be made by the Borrower or CFHC in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, or any other Fundamental Document and such default shall continue unremedied for thirty (30) days after the Borrower obtains knowledge of such occurrence;

                  (e) (i) default in payment shall be made with respect to any Indebtedness of the Borrower or any of its Subsidiaries where the amount or amounts of such Indebtedness exceeds $50,000,000 in the aggregate; or (ii) default in payment or performance shall be made with respect to any Indebtedness of the Borrower or any of its Subsidiaries where the amount or amounts of such Indebtedness exceeds $50,000,000 in the aggregate, if the effect of such default is to result in the acceleration of the maturity of such Indebtedness; or (iii) any other circumstance shall arise (other than the mere passage of time) by reason of which the Borrower or any Subsidiary of the Borrower is required to redeem or repurchase, or offer to holders the opportunity to have redeemed or repurchased, any such Indebtedness where the amount or amounts of such Indebtedness exceeds $50,000,000 in the aggregate; provided that clause (iii) shall not apply to secured Indebtedness that becomes due as a result of a voluntary sale of the property or assets securing such Indebtedness and provided, further clauses (ii) and (iii) shall not apply to any Indebtedness of any Subsidiary issued and outstanding prior to the date such Subsidiary became a Subsidiary of the Borrower (other than Indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower) if such default or circumstance arises solely as a result of a "change of control" provision applicable to such Indebtedness which becomes operative as a result of the acquisition of such Subsidiary by the Borrower or any of its Subsidiaries;

                  (f) the Borrower or any of its Material Subsidiaries shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or the Borrower or any of its Material
         Subsidiaries shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or the Borrower or any Material Subsidiary thereof shall take any action to authorize any of the foregoing;

                  (g) any involuntary case, proceeding or other action against the Borrower or any of its Material Subsidiaries shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

                  (h)  the occurrence of a Change in Control;

                  (i) final judgment(s) for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any of its Subsidiaries which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal; or

                  (j) a Reportable Event relating to a failure to meet minimum funding standards or an Inability to pay benefits when due shall have occurred with respect to any Plan under the control of the Borrower or any of its Subsidiaries and shall not have been remedied within 45 days after the occurrence of such Reportable Event, if the occurrence thereof could reasonably be expected to have a Material Adverse Effect;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may or shall, if directed by the Required Lenders, declare the principal of and the interest on the Term Loans and the Term Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Term Notes to the contrary notwithstanding. If an Event of Default specified in paragraph
(f) or (g) above shall have occurred, the principal of and interest on the Term Loans and the Term Notes and all other amounts payable hereunder or thereunder shall thereupon and concurrently become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or the Term Notes to the contrary notwithstanding.

8.  THE ADMINISTRATIVE AGENT

                  SECTION 8.1.  Administration by Administrative Agent.

                  The general administration of the Fundamental Documents and any other documents contemplated by this Agreement shall be by the Administrative Agent or its designees. Each of the Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Term Notes and any other documents contemplated by this Agreement as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The
Administrative Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents. Any Lender which is a Syndication Agent, Co-Documentation Agent, Managing
Agent or Co-Agent (as indicated on the signature pages hereto) for the credit facility hereunder shall not have any duties or responsibilities except as a Lender hereunder.

                  SECTION 8.2.  Advances and Payments.

                  (a) On the date of the making of the Term Loans, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Term Loan to be made by it in accordance with this Agreement.
Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Term Loan to be made by it, unless with respect to any Lender, such Lender has theretofore specifically notified the Administrative Agent that such Lender does not intend to fund that particular Term Loan. Each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent pursuant to the immediately preceding sentence. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender in accordance with this Section 8.2, such Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market.
Notwithstanding the preceding sentence, if such reimbursement is not made by the second Business Day following the day on which the Administrative Agent shall have made any such amount available on behalf of any Lender or such Lender has indicated that it does not intend to reimburse the Administrative Agent, the Borrower shall immediately pay such unreimbursed advance amount (plus any accrued, but unpaid interest at the rate applicable to ABR Term Loans) to the Administrative Agent.

                  (b) Any amounts received by the Administrative Agent in connection with this Agreement or the Term Notes the application of which is not otherwise provided for shall be applied, in accordance with each of the Lenders' pro rata interest therein (and subject to Section 9.3(k) with respect to any Lender which meets its obligations hereunder by or through an
SPC), first, to pay accrued but unpaid interest on the Term
Loans, second, to pay the principal balance outstanding on the Term Loans and third, to pay other amounts payable to the Administrative Agent and/or the Lenders. All amounts to be paid to any of the Lenders by the Administrative Agent shall be credited to the Lenders, after collection by the Administrative
Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent, or as such Lender and the Administrative
Agent shall from time to time agree.

                  SECTION 8.3.  Sharing of Setoffs and Cash Collateral.

                  Each of the Lenders agrees that if it shall, through the operation of Section 2.19 hereof or the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Term Loans as a result of which the unpaid portion of its Term Loans is proportionately less than the unpaid portion of any of the other Lenders (a) it shall promptly purchase at par
(and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Term Loans of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders' Term Loans and its participation in Term Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans then outstanding as the principal amount of its Term Loans prior to the obtaining of such payment was to the principal amount of all Term Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata.

                  SECTION 8.4.  Notice to the Lenders.

                  Upon receipt by the Administrative Agent from the Borrower of any communication calling for an action on the part of the Lenders, or upon notice to the Administrative Agent of any Event of Default, the Administrative Agent will in turn immediately inform the other Lenders in writing (which shall include telegraphic communications) of the nature of such communication or of the Event of Default, as the case may be.

                  SECTION 8.5.  Liability of Administrative Agent.

                  (a) The Administrative Agent, when acting on behalf of the Lenders may execute any of its duties under this Agreement by or through its officers, agents, or employees and neither the Administrative Agent nor its directors, officers, agents, employees or affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent and its directors, officers, agents, employees and affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Administrative Agent nor any of its directors, officers, employees, agents or affiliates shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Agreement or any related agreement, document or order, or for the designation or failure to designate this transaction as a "Highly Leveraged Transaction" for regulatory purposes, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any related agreement or document.

                  (b) Neither the Administrative Agent nor any of its directors, officers, employees, agents or affiliates shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any of the Lenders or the Borrower of any of their respective obligations under this Agreement or the Term Notes or any related agreement or document or in connection herewith or therewith.

                  (c) The Administrative Agent in such capacity hereunder shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

                  SECTION 8.6.  Reimbursement and Indemnification.

                  Each of the Lenders severally and not jointly agrees
(i) to reimburse the Administrative Agent, in the amount of its proportionate share, for any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the administration or enforcement thereof not reimbursed by the Borrower or one of its Subsidiaries, and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or agents, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrower or one of its Subsidiaries (except such as shall result from the gross negligence or willful misconduct of the Person seeking indemnification).

                  SECTION 8.7.  Rights of Administrative Agent.

                  It is understood and agreed that Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower as though it were not the Administrative Agent on behalf of the Lenders under this Agreement.

                  SECTION 8.8.  Independent Investigation by Lenders.

                  Each of the Lenders acknowledges that it has decided to enter into this Agreement and to make the Term Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and agrees that the Administrative Agent shall not bear responsibility therefor.

                  SECTION 8.9.  Notice of Transfer.

                  The Administrative Agent may deem and treat any Lender that is a party to this Agreement as the owner of such Lender's respective portions of the Term Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective pursuant to Section
9.3.

                  SECTION 8.10.  Successor Administrative Agent.

                  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower.
Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent from among the Lenders. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Administrative
Agent's giving of notice of resignation, the retiring
Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which with the consent of the Borrower, which will not be unreasonably withheld, shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor
Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative
Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.  MISCELLANEOUS

                  SECTION 9.1.  Notices.

                  Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party hereto, delivered by such equipment) addressed, if to the Administrative Agent or Chase, to it at 270 Park Avenue, New York, New York 10017-2070 Attn: Stephanie Parker, or if to the Borrower, to it at 6 Sylvan Way, Parsippany, NJ 07054-0278
Attention: Michael Monaco, Vice Chairman and Chief Financial
Officer and James E. Buckman, Senior Executive Vice President and General Counsel, with a copy to Skadden, Arps, Slate, Meagher &
Flom, 919 Third Avenue, New York, NY 10022, Attn: James Douglas, or if to a Lender, to it at its address notified to the Administrative Agent (or set forth in its Assignment and Acceptance or other agreement pursuant to which it became a Lender hereunder), or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth
Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged, if by any telecopier or telegraphic communications equipment of the sender, in each case addressed to such party as provided in this Section 9.1 or in accordance with the latest unrevoked written direction from such party.

                  SECTION 9.2. Survival of Agreement, Representations and Warranties, etc.

                  All warranties, representations and covenants made by each of the Borrower and CFHC in the Fundamental Documents or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making of the Term Loans herein contemplated and the issuance and delivery to the Administrative
Agent of the Term Notes regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower hereunder.

                  SECTION 9.3. Successors and Assigns; Syndications; Term Loan Sales; Participations.

                  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided, however, that the Borrower may not assign its rights hereunder without the prior written consent of all the Lenders), and all covenants, promises and agreements by, or on behalf of, the Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.

                  (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld or delayed) assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement
(including, without limitation, all or a portion of the Term
Loans at the time owing to it and the Term Notes held by it);
provided, however, that (1) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement, (2) the amount of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Lender) shall be in a minimum principal amount of $10,000,000
(or, if less, the outstanding principal amount of the assigning Lender's Term Loans), unless otherwise agreed by the Borrower and the Administrative Agent and (3) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Term Note subject to such assignment (if required hereunder) and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, and from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent,
(x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, such assigning
Lender shall cease to be a party hereto).

                  (c)  Notwithstanding the other provisions of this
Section 9.3, each Lender may at any time make an assignment of all or any part of its interests, rights and obligations under this Agreement to (i) any affiliate of such Lender or (ii) any other Lender hereunder.

                  (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or CFHC or the performance or observance by the Borrower or CFHC of any of its obligations under the Fundamental Documents; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.4 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Fundamental Documents as are delegated to the Administrative
Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Agreement and will perform in accordance with its terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (e) The Administrative Agent, on behalf of the Borrower, shall maintain at its address at which notices are to be given to it pursuant to Section 9.1, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Term Loans owing to each Lender from time to time
(the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Term Loan or other obligation hereunder not evidenced by a Term Note, shall) treat each Person whose name is recorded in the Register as the owner of a Term Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Fundamental Documents, notwithstanding any notice to the contrary. Any assignment of any Term Loan or other obligation hereunder not evidenced by a Term Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, any Term Notes subject to such assignment (if required hereunder) and the processing and recordation fee, the Administrative Agent (subject to the right, if any, of the Borrower to require its consent thereto) shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit C hereto,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. If a portion of the Term Loans owing to any Lender has been assigned by an assigning Lender, then such Lender shall deliver its Term Note, if any, at the same time it delivers the applicable Assignment and Acceptance to the Administrative Agent. Within five Business
Days after receipt of the notice (or such shorter period as is agreed to by the Borrower), the Borrower, at its own expense, shall execute and deliver to the applicable Lenders at their request, a new Term Note to the order of such assignee in an amount equal to the Term Loans assigned to it pursuant to such Assignment and Acceptance, and a new Term Note to the order of the assigning Lender in an amount equal to the Term Loans retained by it hereunder. Any new Term Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the Term Loans of the respective assigning Lenders.
All new Term Notes shall be dated the date hereof and shall otherwise be in substantially the forms of Exhibit A hereto.

                  (g) Each of the Lenders may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Term Loans owing to it and the Term Note or Term Notes held by it); provided, however, that
(i) any such Lender's obligations under this Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights under this Agreement, except with respect to matters requiring the consent of each of the Lenders hereunder,
(iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.14, 2.15, 2.17 and 2.21(e) hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive, and (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                  (h) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to the Administrative Agent by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter in form and substance equivalent to the confidentiality provisions of Section
9.15 to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

                  (i) Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make the Term Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to preceding clauses (a) through (h), the disposition of the Term Notes or other evidence of Indebtedness held by that Lender shall at all times be within its exclusive control.

                  (j) The Borrower consents that any Lender may at any time and from time to time pledge, or otherwise grant a security interest in, any Term Loan or any Term Note evidencing such Term
Loan (or any part thereof), including any such pledge or grant to any Federal Reserve Bank, and this Section shall not apply to any such pledge or grant; provided that no such pledge or grant shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (k) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting
Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.1 or 2.6, provided that (i) nothing herein shall constitute a commitment to make any Term
Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Term
Loan or fund any other obligation required to be funded by it hereunder, the Granting Lender shall be obligated to make such Term Loan or fund such obligation pursuant to the terms hereof.
The making of a Term Loan by an SPC hereunder shall satisfy the obligation of the Granting Lenders to make Term Loans to the same extent, and as if, such Loan were made by the Granting Lender.
Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.3 any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative
Agent and without paying any processing fee therefor, assign as collateral security all or a portion of its interests in any Term
Loan to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Term Loans made by SPC or to support the securities (if any) issued by such SPC to fund such Term Loans and (ii) disclose on a confidential basis any non-public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.
Notwithstanding any other provision of this Agreement, the Borrower agrees that it will not use the proceeds of any Term
Loan made by a Lender which is funded through an SPC to be used to purchase or carry Margin Stock if such Lender (i) notifies the Borrower that its Term Loan will be funded through an SPC and
(ii) requests the Borrower prior to the Closing Date not to use the proceeds of its Term Loan for such purpose.

                  SECTION 9.4.  Expenses; Documentary Taxes.

                  Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the syndication, preparation, execution, delivery and administration of this Agreement, the Term Notes and the making of the Term Loans, including but not limited to any internally allocated audit costs, the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel to the Administrative Agent, as well as all reasonable out-of-pocket expenses incurred by the Lenders in connection with any restructuring or workout of this Agreement or the Term Notes or in connection with the enforcement or protection of the rights of the Lenders in connection with this Agreement or the Term Notes or any other Fundamental Document, and with respect to any action which may be instituted by any Person against any Lender in respect of the foregoing, or as a result of any transaction, action or nonaction arising from the foregoing, including but not limited to the fees and disbursements of any counsel for the Lenders. Such payments shall be made on the date of execution of this Agreement and thereafter on demand. The Borrower agrees that it shall indemnify the Administrative Agent and the Lenders from, and hold them harmless against, any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the Term Notes or any other Fundamental Document. The obligations of the Borrower under this Section shall survive the termination of this Agreement and/or the payment of the Term Loans.

                  SECTION 9.5.  Indemnity.

                  Further, by the execution hereof, the Borrower agrees to indemnify and hold harmless the Administrative Agent and the Lenders and their respective directors, officers, employees and agents (each, an "Indemnified Party") from and against any and all expenses (including reasonable fees and disbursements of counsel), losses, claims, damages and liabilities arising out of any claim, litigation, investigation or proceeding (regardless of whether any such Indemnified Party is a party thereto) in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification, provided, however, that the Borrower shall not be liable for the fees and expenses of more than one separate firm for all such Indemnified Parties in connection with any one such action or any separate but substantially similar or related actions in the same jurisdiction, nor shall the Borrower be liable for any settlement of any proceeding effected without the Borrower's written consent, and provided further, however, that this Section 9.5 shall not be construed to expand the scope of the Borrower's reimbursement obligations specified in Section 9.4. The obligations of the Borrower under this Section 9.5 shall survive the termination of this Agreement and/or payment of the Term
Loans.

                  SECTION 9.6.  CHOICE OF LAW.

                  THIS AGREEMENT AND THE TERM NOTES HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS
BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF
SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED
WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING
TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF
AMERICA.

                  SECTION 9.7.  No Waiver.

                  No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Term Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 9.8.  Extension of Maturity.

                  Except as otherwise specifically provided in Article 8 hereof, should any payment of principal of or interest on the Term Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

                  SECTION 9.9.  Amendments, etc.

                  No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed or consented to in writing by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of each Lender affected thereby (x) alter the stated maturity or principal amount of any installment of any Term Loan, or decrease the rate of interest payable thereon or decrease any fees payable hereunder or extend the date on which any interest is due, or (y) waive a default under Section 7(b) hereof with respect to a scheduled principal installment of any Term Loan; and provided, further that no such modification or amendment shall without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, or (ii) amend this Section
9.9 or the definition of Required Lenders. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Term Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Term Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Term Note shall bind any Person subsequently acquiring a Term Note, whether or not a Term Note is so marked.

                  SECTION 9.10.  Severability.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 9.11.  SERVICE OF PROCESS; WAIVER OF JURY
TRIAL.

                  (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK LOCATED
IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF
OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT
BY THE ADMINISTRATIVE AGENT OR A LENDER.  THE BORROWER TO THE
EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES
NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN
ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY
CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF
THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE
FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING
IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT,
AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION,
SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT
COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE
SAME SUBJECT MATTER. THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 9.1 HEREOF. THE BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY
MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT
AND THE LENDERS. FINAL JUDGMENT AGAINST THE BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE
ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR
PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH
SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN
DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO,
THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT OR A LENDER MAY AT IS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE BORROWER OR ANY
OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES
OR OF ANY COUNTRY OR PLACE WHERE THE BORROWER OR SUCH ASSETS MAY
BE FOUND.

                  (b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND
COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF,
DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM
IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF
ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT
MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER
ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.  EACH PARTY
HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS
OF THIS SECTION 9.11(b) CONSTITUTE A MATERIAL INDUCEMENT UPON
WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN
ENTERING INTO THIS AGREEMENT.  THE PARTIES HERETO MAY FILE AN
ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.11(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO
THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

                  SECTION 9.12.  Headings.

                  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

                  SECTION 9.13.  Execution in Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

                  SECTION 9.14.  Entire Agreement.

                  This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into among the Borrower, the Administrative Agent or any Lender (other than the provisions of the letter agreement dated May 4, 1998, among the Borrower, Chase and Chase Securities Inc., relating to fees and expenses and syndication issues) prior to the execution of this Agreement which relate to Term Loans to be made hereunder shall be replaced by the terms of this Agreement.

                  SECTION 9.15.  Confidentiality.

                  Each of the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by the Borrower and its Subsidiaries pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any participant or assignee (each, a "Transferee") of such Lender or prospective Transferee which agrees to comply with the provisions of this Section, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any governmental or regulatory authority having jurisdiction over it, (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 9.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Fundamental Document.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first above written.




CENDANT CORPORATION


By: /s/ Michael P. Monaco
Title: Vice Chairman and Chief Financial Officer


THE CHASE MANHATTAN BANK,
as Administrative Agent and Lender


By:  /s/ Joseph B. Lillis
Title: Managing Director


BANK OF AMERICA NT&SA,
as Syndication Agent and Lender


By:  /s/ Steve A. Aronowitz
Title: Managing Director


BARCLAYS BANK PLC, as Co-
Documentation Agent and Lender


By: /s/ Eric Jaeger
Title: Director


THE BANK OF NOVA SCOTIA,
as Co-Documentation Agent and as Lender


By: /s/ Brian S. Allen
Title: Senior Relationship Manager


CREDIT LYONNAIS NEW YORK BRANCH,
as Co-Documentation Agent and as Lender


By: /s/ Vladimir Labun
Title:  First Vice President-Manager


NATIONSBANK, N.A.,
as Co-Documentation Agent and as Lender


By: /s/ Eileen C. Higgins
Title:  Vice President


CANADIAN IMPERIAL BANK OF COMMERCE,
as Managing Agent and as Lender


By: /s/ Elizabeth Fischer
Title:  Executive Director


FIRST UNION NATIONAL BANK,
as Managing Agent and as Lender


By: /s/ Mark R. Smith
Title:  Senior Vice President


THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY, as Managing Agent and as Lender


By: /s/ John V. Veltri
Title:  Senior Vice President


THE BANK OF TOKYO-MITSUBISHI, LTD.,
as Co-Agent and as Lender


By:  /s/ William Dinicola
Title: Attorney-in-fact


BANQUE PARIBAS, NEW YORK BRANCH,
as Co-Agent and as Lender


By: /s/ Duane Helkowski
Title:  Vice President


By: /s/ John J. Mc Cormick, III
Title:  Vice President


CREDIT SUISSE FIRST BOSTON,
as Co-Agent and as Lender


By:  /s/ Chris T. Horgan
Title:  Vice President


By: /s/ David W. Kratovil
Title:  Director


FLEET NATIONAL BANK,
as Co-Agent and as Lender


By: /s/ Marlene R. Haddad
Title:  Vice President



THE FUJI BANK, LIMITED NEW YORK BRANCH,
as Co-Agent and as Lender


By: /s/ Raymond Ventura
Title:  Vice President and Manager


THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH, as Co-Agent and as Lender


By: /s/ Kazuyoshi Ogawa
Title:  Joint General Manager


BANQUE NATIONALE DE PARIS, NEW YORK BRANCH


By:  /s/  Robert S. Taylor, Jr.
Title:  Senior Vice President


By:  /s/ Richard L. Sted
Title:  Senior Vice President


BANK BRUSSELS LAMBERT, NEW YORK BRANCH


By: /s/ John Kippax
Title:  Vice President and Manager


By:  /s/  Dominick H. J. Vangaever
Title:  Senior Vice President Credit


MELLON BANK, N.A.


By:  /s/  Donald G. Cassidy, Jr.
Title:  First Vice President


COMERICA BANK


By:  /s/  Kristine L. Andersen
Title:  Account Officer


ROYAL BANK OF CANADA


By:  /s/ Sheryl L. Greenberg
Title:  Senior Manager


WELLS FARGO BANK, N.A.


By:  /s/  Donald A. Hartmann
Title:  Senior Vice President


By:  /s/  David B. Hollingsworth
Title:  Vice President

                                 EXECUTION COPY






                                 $3,250,000,000


                               TERM LOAN AGREEMENT


                            Dated as of May 29, 1998

                                      among


                              CENDANT CORPORATION,

                                   as Borrower

                         THE LENDERS REFERRED TO HEREIN,

                   BANK OF AMERICA NT&SA, as Syndication Agent

                                BARCLAYS BANK PLC
                             THE BANK OF NOVA SCOTIA
                         CREDIT LYONNAIS NEW YORK BRANCH
                               NATIONSBANK, N.A.,
                           as Co-Documentation Agents

                                    CIBC INC.
                            FIRST UNION NATIONAL BANK
             THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH
                               as Managing Agents

                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY
                           CREDIT SUISSE FIRST BOSTON
                               FLEET NATIONAL BANK
                   THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH
                     THE FUJI BANK LIMITED, NEW YORK BRANCH
                                 BANQUE PARIBAS,
                                  as Co-Agents

                                       and

                THE CHASE MANHATTAN BANK, as Administrative Agent

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                              ------
1.  DEFINITIONS.................................................................................................  1

2.  THE TERM LOANS.............................................................................................. 15
         SECTION 2.1.  Commitments.............................................................................. 15
         SECTION 2.2.  Term Loans............................................................................... 15
         SECTION 2.3.  Use of Proceeds.......................................................................... 16
         SECTION 2.4.  Reserved................................................................................. 17
         SECTION 2.5.  Borrowing Procedure...................................................................... 17
         SECTION 2.6.  Refinancings............................................................................. 17
         SECTION 2.7.  Fees..................................................................................... 18
         SECTION 2.8.  Repayment of Term Loans; Evidence of
                                     Debt....................................................................... 18
         SECTION 2.9.  Interest on Term Loans................................................................... 19
         SECTION 2.10.  Interest on Overdue Amounts............................................................. 19
         SECTION 2.11.  Alternate Rate of Interest.............................................................. 20
         SECTION 2.12.  Reserved................................................................................ 20
         SECTION 2.13.  Prepayment of Term Loans................................................................ 20
         SECTION 2.14.  Eurodollar Reserve Costs................................................................ 21
         SECTION 2.15.  Reserve Requirements; Change in
                                     Circumstances.............................................................. 21
         SECTION 2.16.  Change in Legality...................................................................... 24
         SECTION 2.17.  Reimbursement of Lenders................................................................ 24
         SECTION 2.18.  Pro Rata Treatment...................................................................... 26
         SECTION 2.19.  Right of Setoff......................................................................... 26
         SECTION 2.20.  Manner of Payments...................................................................... 26
         SECTION 2.21.  United States Withholding............................................................... 27
         SECTION 2.22.  Certain Pricing Adjustments............................................................. 28

3.  REPRESENTATIONS AND WARRANTIES OF BORROWER.................................................................. 29
         SECTION 3.1.  Corporate Existence and Power............................................................ 29
         SECTION 3.2.  Corporate Authority, No Violation and
                                     Compliance with Law........................................................ 30
         SECTION 3.3.  Governmental and Other Approval and
                                     Consents................................................................... 30
         SECTION 3.4.  Financial Statements of Borrower......................................................... 30
         SECTION 3.5.  No Material Adverse Change............................................................... 31
         SECTION 3.6.  Subsidiaries............................................................................. 31
         SECTION 3.7.  Copyrights, Patents and Other Rights..................................................... 31
         SECTION 3.8.  Title to Properties...................................................................... 31
         SECTION 3.9.  Litigation............................................................................... 31
         SECTION 3.10.  Federal Reserve Regulations............................................................. 32
         SECTION 3.11.  Investment Company Act.................................................................. 32
         SECTION 3.12.  Enforceability.......................................................................... 32
         SECTION 3.13.  Taxes................................................................................... 32
         SECTION 3.14.  Compliance with ERISA................................................................... 32
         SECTION 3.15.  Disclosure.............................................................................. 33
         SECTION 3.16.  Environmental Liabilities............................................................... 33

4.  CONDITIONS OF LENDING....................................................................................... 33
         SECTION 4.1.  Conditions Precedent to Term Loans....................................................... 33
                  (a)  Loan Documents........................................................................... 34
                  (b)  Corporate Documents for the Borrower..................................................... 34
                  (c)  Financial Statements..................................................................... 34
                  (d)  Opinions of Counsel...................................................................... 34
                  (e)  No Material Adverse Change............................................................... 34
                  (f)  Payment of Fees.......................................................................... 35
                  (g)  Litigation............................................................................... 35
                  (h)  Officer's Certificate.................................................................... 35
                  (j)  Other Documents.......................................................................... 35
                  (k)  Notice................................................................................... 35
                  (l)  Representations and Warranties........................................................... 35
                  (m)  No Event of Default...................................................................... 35

5.  AFFIRMATIVE COVENANTS....................................................................................... 36
         SECTION 5.1.  Financial Statements, Reports, etc....................................................... 36
         SECTION 5.2.  Corporate Existence; Compliance with
                                     Statutes................................................................... 38
         SECTION 5.3.  Insurance................................................................................ 38
         SECTION 5.4.  Taxes and Charges........................................................................ 39
         SECTION 5.5.  ERISA Compliance and Reports............................................................. 39
         SECTION 5.6.  Maintenance of and Access to Books and
                                     Records; Examinations...................................................... 40
         SECTION 5.7.  Maintenance of Properties................................................................ 40
         SECTION 5.8.  Changes in Character of Business......................................................... 40
         SECTION 5.9.  CFHC Guarantee........................................................................... 40

6.  NEGATIVE COVENANTS.......................................................................................... 41
         SECTION 6.1.  Limitation on Indebtedness............................................................... 41
         SECTION 6.2.  INTENTIONALLY OMITTED.................................................................... 42
         SECTION 6.3.  Hotel Subsidiaries....................................................................... 42
         SECTION 6.4.  Consolidation, Merger, Sale of Assets.................................................... 42
         SECTION 6.5.  Limitations on Liens..................................................................... 43
         SECTION 6.6.  Sale and Leaseback....................................................................... 44
         SECTION 6.7.  Leverage................................................................................. 44
         SECTION 6.8.  Interest Coverage Ratio.................................................................. 44
         SECTION 6.9.  Accounting Practices..................................................................... 44

7.  EVENTS OF DEFAULT........................................................................................... 45

8.  THE ADMINISTRATIVE AGENT.................................................................................... 47
         SECTION 8.1.  Administration by Administrative Agent................................................... 47
         SECTION 8.2.  Advances and Payments.................................................................... 48
         SECTION 8.3.  Sharing of Setoffs and Cash Collateral................................................... 49
         SECTION 8.4.  Notice to the Lenders.................................................................... 49
         SECTION 8.5.  Liability of Administrative Agent........................................................ 49
         SECTION 8.6.  Reimbursement and Indemnification........................................................ 50
         SECTION 8.7.  Rights of Administrative Agent........................................................... 51
         SECTION 8.8.  Independent Investigation by Lenders..................................................... 51
         SECTION 8.9.  Notice of Transfer....................................................................... 51
         SECTION 8.10.  Successor Administrative Agent.......................................................... 51

9.  MISCELLANEOUS............................................................................................... 52
         SECTION 9.1.  Notices.................................................................................. 52
         SECTION 9.2.  Survival of Agreement, Representations
                                     and Warranties, etc........................................................ 52
         SECTION 9.3.  Successors and Assigns; Syndications;
                                     Term Loan Sales; Participations............................................ 53
         SECTION 9.4.  Expenses; Documentary Taxes.............................................................. 57
         SECTION 9.5.  Indemnity................................................................................ 58
         SECTION 9.6.  CHOICE OF LAW............................................................................ 58
         SECTION 9.7.  No Waiver................................................................................ 58
         SECTION 9.8.  Extension of Maturity.................................................................... 59
         SECTION 9.9.  Amendments, etc.......................................................................... 59
         SECTION 9.10.  Severability............................................................................ 59
         SECTION 9.11.  SERVICE OF PROCESS; WAIVER OF JURY
                                     TRIAL...................................................................... 60
         SECTION 9.12.  Headings................................................................................ 61
         SECTION 9.13.  Execution in Counterparts............................................................... 61
         SECTION 9.14.  Entire Agreement........................................................................ 61
         SECTION 9.15.  Confidentiality......................................................................... 61


                                                      -i-




SCHEDULES

         2.1               Commitments
         3.6               Material Subsidiaries
         3.9               Litigation
         6.1               Existing Indebtedness
         6.5               Existing Liens


EXHIBITS

         A                 Form of Term Note
         B-1               Opinion of Skadden, Arps, Slate, Meagher & Flom
         B-2               Opinion of General Counsel
         C                 Form of Assignment and Acceptance
         D                 Form of Compliance Certificate
         E                 Form of CFHC Guarantee
         F                 Form of Borrowing Request


                                                                       EXHIBIT A



                                FORM OF TERM NOTE



            $____________                                     New York, New York
                                                              as of May 29, 1998


     FOR VALUE RECEIVED, CENDANT CORPORATION, a Delaware corporation (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [insert name of Lender] (the "Lender") at the office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017-2070, in lawful money of the United States of America in immediately available funds, the principal amount of DOLLARS ($__________), or the aggregate unpaid principal amount of all Term Loans (as defined in the Term Loan Agreement referred to below) made by the Lender to the Obligor pursuant to the Term Loan Agreement referred to below, whichever is less, on such date or dates as is required by said Term Loan Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, and at such times and in such amounts as set forth in Section
2.9 of said Term Loan Agreement.

     The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive applicable grace periods, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable herefor or against any security for this Note. The nonexercise by the holder of this Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     This Note is one of the Term Notes referred to in Term Loan Agreement dated as of May 29, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Term Loan Agreement"), among the Obligor, the lenders referred to therein and The Chase Manhattan Bank, as Administrative Agent.

     This Note is entitled to the benefits of the Term Loan Agreement which, among other things, contains provisions for optional and mandatory prepayment and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Term Loan Agreement.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

CENDANT CORPORATION



By
Name:
Title:

                               [LAST PAGE OF NOTE]





                                                                      Unpaid         Name of
                                                                      Principal      Person
                    Amount                      Payments              Balance        Making
     Date      and Type of Loan         Principal      Interest       of Note        Notation
-------------  ----------------         ---------      --------       ----------     --------







                                                                     Exhibit B-1

           [Letterhead of Skadden, Arps, Slate, Meagher & Flom, LLP]



                                                              May 29, 1998




The Chase Manhattan Bank, a New York
  banking corporation, as
  Administrative Agent
  for the Lenders pursuant to
  the Term Loan Agreement referred to
  below and the Lenders referred
  to therein
270 Park Avenue
New York, New York  10017-2070


         Re: Term Loan Agreement, dated as of May 29, 1998 (the "Credit Agreement"), among Cendant Corporation (the "Borrower"), the financial institutions referred to therein (the "Lenders"), the other agents referred to therein and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for such Lenders (in such capacity, the "Agent")


Ladies and Gentlemen:

                  We have acted as special counsel to the Borrower, a Delaware corporation, in connection with the preparation, execution and delivery of, and the initial borrowing under, the Term Loan Agreement, and certain other agreements, instruments and documents related to the Term Loan Agreement. This opinion is being delivered pursuant to Section 4.1(d) of the Term Loan
Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Term Loan Agreement.

                  In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower and its officers and other representatives and of public officials, including the facts set forth in the Borrower's Certificate described below.

                  In rendering opinions set forth herein, we have examined and relied on originals or copies of the following:

                  (a)      the Term Loan Agreement;

                  (b)      the Term Notes;

                  (c) the certificate of the Borrower dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Borrower's Certificate");

                  (d)      certified copies of the Certificate of
         Incorporation and By-Laws of the Borrower;

                  (e) a certified copy of certain resolutions of the Board of Directors of the Borrower adopted on __________, 1998;

                  (f) a certificate from public officials in the state of incorporation of the Borrower as to the good standing of the Borrower in such jurisdiction; and

                  (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  The Term Loan Agreement, and the Term Notes shall hereinafter be referred to collectively as the "Transaction
Documents."

                  Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York,
(ii) the General Corporation Law of Delaware and (iii) the federal laws of the United States of America to the extent specifically referred to herein.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. The Borrower has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Relying solely upon a certificate of good standing of the Borrower, the Borrower is qualified to do business and is in good standing in the State of Delaware.

                  2. The Borrower has the corporate power and corporate authority to execute, deliver and perform all of its obligations under the each of the Transaction Documents. The execution and delivery of each of the Transaction Documents and the consummation by the Borrower of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Borrower. Each of the Transaction
Documents has been duly executed and delivered by the Borrower.

                  3. Each of the Transaction Documents constitutes the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms subject to the following qualifications:

                        (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

                       (ii) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Documents which are violative of public policy underlying any law, rule or regulation
         (including any federal or state securities law, rule or regulation).

                  4. The execution and delivery by the Borrower of the Transaction Documents and the performance by the Borrower its obligations under the Transaction Documents do not (i) conflict with the Certificate of Incorporation or By-laws of the Borrower,
(ii) constitute a violation of or a default under any Applicable
Contracts (as hereinafter defined) or (iii) cause the creation of any security interest or lien upon any of the property of the Borrower pursuant to any Applicable Contracts. We do not express any opinion, however, as to whether the execution, delivery or performance by the Borrower of the Transaction Documents will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Borrower. For purposes of this paragraph 4, "Applicable Contracts" mean those agreements or instruments set forth on Schedule III to the Borrower's Certificate and which have been identified to us as all the agreements and instruments a violation of which could reasonably be expected to have a materially adverse effect on the business, operations, assets or liabilities or condition (financial or otherwise) of the Borrower.

                  5. Neither the execution, delivery or performance by the Borrower of the Transaction Documents nor the compliance by the Borrower with the terms and provisions thereof will contravene any provision of any Applicable Laws. For purposes of this paragraph 5, "Applicable Laws" shall mean the General
Corporation Law of Delaware and those laws, rules and regulations of the State of New York and of the United States of America
(including, without limitation, Regulations U and X of the Federal Reserve Board) which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents and are not the subject of a specific opinion herein referring expressly to a particular law or laws.

                  6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Transaction Documents by the Borrower except those Governmental
Approvals set forth in Schedule I to the Borrower's Certificate.
For the purposes of this paragraph 6, the term "Governmental
Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any state or federal executive, legislative, judicial, administrative, or regulatory body which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (each a "Governmental Authority") pursuant to Applicable Laws.

                  7. Neither the execution, delivery or performance by the Borrower of its obligations under the Transaction Documents nor compliance by the Borrower with the terms thereof will contravene any Applicable Order. For purposes of this paragraph
7, the term "Applicable Orders" means those orders or decrees of Governmental Authorities identified on Schedule II to the Borrower's Certificate as being all of the orders and decrees which are material to the business, operation or financial condition of the Borrower.

                  8. The Borrower is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                  9. The Borrower is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  In rendering the foregoing opinions, we have assumed, with your consent, that:

                  (a) the execution, delivery and performance of any of the obligations of the Borrower under the Transaction
         Documents do not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Borrower is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 4 herein), (ii) any rule, law or regulation to which the Borrower is subject
         (other than Applicable Laws as to which we express our opinion in paragraph 5 herein), or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 7 herein); and

                  (b) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of any of the Transaction Documents or the transactions contemplated thereby.

                  Our opinions are also subject to the following assumptions and qualifications:

                  (a) the Term Loan Agreement constitutes the legal, valid and binding obligation of each party thereto (other than the Borrower) enforceable against such party (other than the Borrower) in accordance with its terms;

                  (b) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of the Lenders or any party (other than the Borrower to the extent expressly set forth herein) to the Transaction Documents with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of the Lenders; and

                  (c) in rendering our opinions expressed herein, we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction
         Documents or any transactions contemplated thereby.

                  This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent.

Very truly yours,

                                                                    Exhibit A to
                                                                  SASM&F Opinion



                               CENDANT CORPORATION


                             Borrower's Certificate



                  The undersigned, duly elected and authorized officer of Cendant Corporation, a Delaware corporation (the "Borrower"), does hereby certify to Skadden, Arps, Slate, Meagher & Flom LLP,
("SASM&F"), in connection with the opinion of counsel to be given by SASM&F (the "SASM&F Opinion") on behalf of the Borrower to The
Chase Manhattan Bank, as administrative agent on behalf of the Lenders pursuant to Section 4.1(d) of the Term Loan Agreement, dated as of May 29, 1998, among the Borrower, the Lenders and agents referred to therein and The Chase Manhattan Bank, as administrative agent for the Lenders (the "Term Loan Agreement"), as follows:

                  1. Terms used in this Borrower's Certificate (this "Certificate") and not defined herein shall have the same meanings as in the SASM&F Opinion of even date herewith given to The Chase Manhattan Bank, as Administrative Agent on behalf of the Lenders, and to the Lenders.

                  2. Due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

                  3. SASM&F may rely upon the representations and warranties that the Borrower has made to the Lenders in Article 3 of the Term Loan Agreement. The undersigned has made a careful review of the representations and warranties of the Borrower contained in the Term Loan Agreement and hereby confirms, to the best of his or her knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this Certificate.

                  4. There is no action, proceeding or investigation, pending or threatened before any federal or state court or governmental authority located in the United States of America, against the Borrower which purports to place or may place in question the validity or enforceability of the Term Loan
Agreement or the obligations and agreements contemplated thereunder.

                  5. Except as set forth on Schedule I hereto, no Governmental Approval is required to authorize or is required in connection with the execution, delivery or performance of the Term Loan Agreement by the Borrower.

                  6. Set forth on Schedule II hereto is a true and complete list of all Applicable Orders of Governmental Authorities, and neither the execution, delivery or performance of the Term Loan Agreement nor compliance by the Borrower with the terms thereof will contravene any such Applicable Order.

                  7. Set forth on Schedule III hereto is a true and complete list of all Applicable Contracts, and the execution, delivery or performance of any of the Term Loan Agreement by the Borrower will not conflict with, violate or create or require the creation of a security interest pursuant to any such Applicable
Contracts.

                  8. Less than 20 percent of the assets of the Borrower on a consolidated basis and on an unconsolidated basis consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

                  9. The Borrower (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities, (b) is not engaged and does not propose to engage in the business of issuing face-amount certificates of the installment type, and has not been engaged in such business and does not have any such certificate outstanding, and (c) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire investment securities (as defined in Section 3(a) of the Investment Company
Act of 1940, as amended) having a value exceeding 40 percent of the value of such party's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

                  10. The Borrower does not own or operate facilities used for the generation, transmission or distribution of electric energy for sale ("electric utility facilities").

                  11. The Borrower does not own or operate facilities used for the distribution at retail of natural or manufactured gas for heat, light or power ("gas utility facilities").

                  12. The Borrower, directly or indirectly, or through one or more intermediary companies, does not own, control or hold with power to vote (a) 10% or more of the outstanding securities, such as notes, drafts, stock, treasury stock, bonds, debentures, certificates of interest or participation in any profit-sharing agreements or in oil, gas, other mineral royalties or leases, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for a security, receiver's or trustee's certificates or instruments commonly known as a "security" (including certificates of interest or participation in, temporary or interim certificates for, receipt for, guaranty of, assumption of liability on or warrants or rights to subscribe to or purchase any of the foregoing) presently entitling it to vote in the direction or management of, or any such instrument issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such instrument is presently entitled to vote in the direction or management of, any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any corporation, partnership association, joint-stock company, joint venture or trust that owns or operates any electric utility facilities or gas utility facilities or (ii) any of the foregoing types of entities which have received notice of the type described in Paragraph 9 below.

                  13. The Borrower has not received notice that the Securities and Exchange Commission has determined, or may determine, that the Borrower exercises a controlling influence over the management or direction of the policies of a gas utility company or any electric utility company as to make it subject to the obligations, duties and liabilities imposed upon holding companies by the Public Utility Holding Company Act of 1935, as amended.


                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___ day of May, 1998.

CENDANT CORPORATION



By
Name: James E. Buckman
Title: Senior Executive Vice
           President and General
           Counsel

                                                                   Schedule I to
                                                          Borrower's Certificate


                              Government Approvals



None.

                                                                  Schedule II to
                                                          Borrower's Certificate



                              Applicable Orders of
                            Governmental Authorities


                                      None.

                                                                     Exhibit B-2

                                        [Letterhead of Cendant Corporation]


                                                              May 29, 1998



The Chase Manhattan Bank, a New York
  banking corporation, as Administrative
  Agent for the Lenders pursuant to
  the Term Loan Agreement referred to
  below and the Lenders referred to therein
270 Park Avenue
New York, New York  10017-2070


         Re: Term Loan Agreement, dated as of May 29, 1998 (the "Term Loan Agreement"), among Cendant Corporation, a Delaware corporation (the "Borrower"), the financial institutions referred to therein (the "Lenders"), the other agents referred to therein and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for such Lenders (in such capacity, the "Agent")


Ladies and Gentlemen:

                  I am the general counsel of the Borrower and have acted as such in connection with the preparation, execution and delivery of, and the initial borrowing under, the Term Loan
Agreement, and certain other agreements, instruments and documents related to the Term Loan Agreement. This opinion is being delivered pursuant to Section 4.1(d) of the Term Loan
Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Term Loan Agreement.

                  In my examination, I have assumed the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Borrower and its other officers and other representatives.

                  In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

                  (a)      the Term Loan Agreement;

                  (b)      the Term Notes;

                  (c)      [Insert appropriate agreements];

                  (d) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

                  The Credit Agreement and the Term Notes shall hereinafter be referred to collectively as the "Transaction
Documents."

                  I am admitted to the bar of the State of New York and express no opinion as to the laws of any other jurisdiction.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

                  1. The execution and delivery by the Borrower of each of the Transaction Documents and the performance by the Borrower of its obligations under each of the Transaction Documents, each in accordance with its terms, (i) do not constitute a violation of or conflict with, constitute a breach or a default under ______________ or any document executed and delivered by the Borrower contemporaneously therewith as contemplated thereby,
(ii) constitute a violation of or a default under any agreement or instrument a violation of which could reasonably be expected to have a Materially Adverse Effect on the business, operations, assets or liabilities or condition (financial or otherwise) of the Borrower or its Subsidiaries or (iii) cause the creation of any security interest or lien upon any of the property of any of the Subsidiaries which could reasonably be expected to have a Materially Adverse Effect.

                  2. I am not aware of any judgment, order, lawsuit or other proceeding pending (including but not limited to matters relating to environmental liability) against the Borrower or to which any of its properties are subject by or before any state or federal executive, legislative, judicial, administrative, or regulatory body or arbitrator which would be likely to have a Material Adverse Effect or which reasonably could be expected to materially adversely affect the ability of the Borrower to fulfill its obligations under the Term Loan Agreement, or any document executed and delivered by the Borrower contemporaneously therewith as contemplated thereby or would otherwise materially impair the interests of the Lenders.

                  This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without my prior written consent.

                                                              Very truly yours,


                                                              James E. Buckman
                                                              General Counsel

                                                                      EXHIBIT C




                        FORM OF ASSIGNMENT AND ACCEPTANCE


                  Reference is hereby made to the Term Loan Agreement dated as of May 29, 1998 (such agreement as it may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Term Loan Agreement"), among Cendant Corporation
(the "Company"), the lenders and agents referred to therein (the "Lenders") and The Chase Manhattan Bank as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").
Terms defined in the Term Loan Agreement are used herein with the same meanings. This Assignment and Acceptance, between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof, the "Effective Date").

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective
Date, the interest(s) set forth on Schedule I hereto (the
"Assigned Interest(s)") in and to all or a portion of the Assignor's rights and obligations under the Term Loan Agreement with respect to its Term Loans as are set forth on Schedule I hereto, in the amount(s) as are set forth on Schedule I hereto, provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor's rights under Section 2.15 of the Term Loan Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date, including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Effective Date and (ii) both Assignor and Assignee shall be entitled to the benefits of Sections 9.4 and 9.5 of the Term Loan Agreement.

                  2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Term Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;
(ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Term Loan Agreement or any Fundamental
Document or any other instrument or document furnished pursuant thereto; and (iii) attaches any Term Note held by it and, if such a Term Note exists, requests that the Administrative Agent exchange such Term Note for a new Term Note payable to the Assignor (if the Assignor has retained a portion of its Term
Loans) and a new Term Note payable to the Assignee in the respective amounts which reflect the assignment being made hereby
(and after giving effect to any other assignments which have become effective on the Effective Date).

                  3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Term
Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) thereof (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.4 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other
Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan
Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Fundamental Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Term Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Lender; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United
States, attaches the forms prescribed by the Internal Revenue
Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Term Loan
Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 9.3 of the Term Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business
Days after the date of acceptance and recording by the Administrative Agent of the executed Assignment and Acceptance).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Effective Date, (i) the Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other
Fundamental Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Term Loan Agreement.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers specified on Schedule I hereto.

         Schedule I to Assignment and Acceptance respecting the Term Loan Agreement dated as of May 29, 1998 among Cendant
         Corporation, the Lenders referred to therein and The Chase Manhattan Bank, as Administrative Agent.

Legal Name of Assignor:

Legal Name of Assignee:

Effective Date of Assignment:


The outstanding balance of
Term Loans owing to Assignor
(unreduced by any assignments
thereof which have not yet
become effective):                                    $

Amount of the Assignor's Term
Loans Assigned (must be
$10,000,000 or more):                        $


Accepted:

THE CHASE MANHATTAN BANK, as
Administrative Agent, as Assignor


By                                  By
  Name:                               Name:
  Title:                              Title:

 , as Assignee


                                    By
                                      Name:
                                      Title:

Consented To:

CENDANT CORPORATION


By
  Name:
  Title:

                                                                      EXHIBIT D




                         FORM OF COMPLIANCE CERTIFICATE


                     THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1. I am the duly elected [Chief Financial Officer or Vice President responsible for financial administration] of CENDANT CORPORATION, a Delaware corporation (the "Company");

                  2. I have reviewed the terms of the Term Loan Agreement dated as of May 29, 1998, among the Company, the Lenders and agents referred to therein and The Chase Manhattan
Bank, as Administrative Agent (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Term Loan Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Term
Loan Agreement) the Term Notes and I have made, or have caused to be made under my supervision, in reasonable detail, a review of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

                  3. The examinations described in paragraph (2) did not disclose the existence of any condition or event which constitutes an Event of Default or Default during, or at the end of, the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 4 below;

                  4. In the course of the performance of my duties, I would normally have knowledge of any condition or event which would constitute an Event of Default or Default. As of the date of this Certificate, I have no knowledge of any such condition or event, except as set forth below:

                  Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraphs (3) and (4) above by listing, in detail, the nature of each condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take, with respect to each such condition or event:

                  5. Attached hereto, in reasonable detail, are the computations and comparisons required to demonstrate compliance with the provisions of Sections 6.7 and 6.8 of the Term Loan
Agreement.

                  The foregoing certifications, together with the computations and comparisons set forth in the attachments hereto and the financial statements attached to this Certificate in
support hereof, are made and delivered this           day of    ,
      pursuant to Section 5.1(c) of the Term Loan Agreement.


                                                     CENDANT CORPORATION


                                                     By:_____________________
                                                        Name:________________
                                                        Title:_______________

                                   Attachments


                  1.       financial statements; and

                  2. the computations and comparisons (in reasonable detail) required to demonstrate compliance with the provisions of Section 6.7 and 6.8 of the Term Loan
         Agreement.

                                                                       EXHIBIT E

                                FORM OF GUARANTEE


     GUARANTEE, dated as of ______ __, 199__, made by CENDANT FINANCE HOLDING CORPORATION, a Delaware corporation (the "Guarantor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Term Loan Agreement, dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among Cendant Corporation (the "Borrower"), the Lenders, the agents identified therein and the Administrative Agent.


                              W I T N E S S E T H:


     WHEREAS, pursuant to the Term Loan Agreement, the Lenders have agreed to make term loans ("Term Loans") to the Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Borrower owns directly or indirectly all of the issued and outstanding stock of the Guarantor;

     WHEREAS, the proceeds of the Term Loans will be used in part to enable the Borrower to make valuable transfers (as determined as provided herein) to the Guarantor in connection with the operation of its business;

     WHEREAS, the Borrower and the Guarantor are engaged in related businesses, and the Guarantor will derive substantial direct and indirect benefit from the making of the Term Loans; and

     WHEREAS, the Guarantor is required to execute and deliver this Guarantee to the Administrative Agent for the ratable benefit of the Lenders pursuant to paragraph (i) of Section 6.1 of the Term Loan Agreement to the extent required thereby;

     NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:


1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

     (b) As used herein, "Obligations" means the collective reference to (i) the obligation of the Borrower to make due and punctual payment to principal of and interest on the Term Loans and all other monetary obligations of the Borrower to the Administrative Agent or any Lender
(including, without
limitation, interest accruing at the then applicable rate provided in the Term Loan Agreement after the maturity of the Term Loans and interest accruing at the then applicable rate provided in the Term Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) under the Term Loan Agreement, the Term Notes or the other Fundamental Documents or with respect to any Interest Rate Protection Agreements entered into between the Borrower any Lender or affiliate of a Lender and (iii) _________.
[ADD OTHER GUARANTEED OBLIGATIONS]

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Guarantee (a) Subject to the provisions of paragraph 2(b), the Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         (b) Anything herein or in any other Fundamental Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Fundamental Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

         (c) The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

         (d) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the Rights and remedies of the Administrative Agent or any Lender hereunder.

         (e) No payment or payments made by the Borrower, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

         3. Right of Set-off. If any Event of Default shall have occurred and be continuing and any Lender shall have requested the Administrative Agent to declare the Term Loans immediately due and payable pursuant to Article 7 of the Term Loan Agreement, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender and any other indebtedness at any time owing by such Lender to, or for the credit or the account of, the Borrower, against any of and all the obligations now or hereafter existing under this Guarantee and the Term Loans held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guarantee or such Term Loans and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 3 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor
(duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         5. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Term Loan Agreement, the Term Notes and the other Fundamental Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative
Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Guarantors.
For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Term Loan
Agreement, any Term Note or any Fundamental Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender,
(b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Guarantor. This
Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full.

         7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         8. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New
York 10017.

         9. Representations and Warranties. The Guarantor hereby makes the following representations and warranties, all of which shall survive the execution and delivery of this Guarantee:

         (a) CFHC has the corporate power to execute, deliver and perform its obligations under this Guarantee.

         (b) The execution, delivery and performance of this Guarantee (a) have been duly authorized by all necessary corporate action on the part of the Guarantor, (b) will not violate any provision of any Applicable Law (including any laws related to franchising) applicable to the Guarantor or any of its Subsidiaries or any of its properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws of the Guarantor or any of its Subsidiaries or any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Guarantor or any of its Subsidiaries is a party or by which the Guarantor or any of its Subsidiaries or any of their respective properties or assets are bound, (d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, agreement, bond, note or instrument and (e) will not result in the creation or imposition of any Lien upon any property or assets of the Guarantor any of its Subsidiaries.

         (c) No action, consent or approval of, or registration or filing with, or any other action by, any governmental agency, bureau, commission or court is required in connection with the execution, delivery and performance by the Guarantor of this Guarantee.

         (d) This Guarantee constitutes the legal, valid and enforceable obligation of the Guarantor (subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity).

         10. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Term
Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         11. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

         (a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in Section
9.1 of the Term Loan Agreement; and

         (b) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

         The Administrative Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

         12. Counterparts. This Guarantee may be executed by one or more of the Guarantor on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by the Guarantor shall be lodged with the Administrative Agent.

         13. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no oral understandings and no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

         15.   Amendments in Writing; No Waiver; Cumulative Remedies.
(a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative
Agent or by telex or facsimile transmission from the Administrative Agent.

         (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

         18. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         19.  Service of Process; Waiver of Jury Trial.  (a) THE
GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE
STATE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY
AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR
THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT,
ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS
GUARANTEE OR THE SUBJECT MATTER HEREOF BROUGHT BY THE
ADMINISTRATIVE AGENT OR A LENDER.  THE GUARANTOR TO THE EXTENT
PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH
SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT
IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE
ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM
ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS
BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT,
ACTION OR PROCEEDING IS IMPROPER OR THAT THIS GUARANTEE OR THE
SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT,
AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION,
SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT
COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE
SAME SUBJECT MATTER.  THE GUARANTOR HEREBY CONSENTS TO SERVICE OF
PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN
PURSUANT TO SECTION 11 HEREOF.  THE GUARANTOR AGREES THAT ITS
SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY
MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT
AND THE LENDERS.  FINAL JUDGMENT AGAINST THE GUARANTOR IN ANY
SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE
ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR
PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH
SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF
INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN
DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO,
THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE
ADMINISTRATIVE AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR
INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE GUARANTOR OR ANY




OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES
OR OF ANY COUNTRY OR PLACE WHERE THE GUARANTOR OR SUCH ASSETS MAY
BE FOUND.

                  (b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF,
DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM
IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF
ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER
ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS
OF THIS 19(b) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE
OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING
INTO THIS AGREEMENT. THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19(b) WITH ANY COURT AS
WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER
OF ITS RIGHTS TO TRIAL BY JURY.

                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                                  CENDANT FINANCE HOLDING
                                                    CORPORATION

                                                  By_______________________

                                                  Title____________________

                                                  Address for Notices:

                                                  6 Sylvan Way
                                                  Parsippany, New Jersey  07054
                                                  Attention: ______________

                                                  Fax:_____________________

                                                                      EXHIBIT F


                            FORM OF BORROWING REQUEST


The Chase Manhattan Bank, as Administrative Agent
  for the Lenders referred to below,
270 Park Avenue
New York, NY  10017-2070

Attention:                                                              [Date]

Ladies and Gentlemen:

                  The undersigned, Cendant Corporation (the "Borrower"), refers to the Term Loan Agreement dated as of May 29, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Term Loan
Agreement"), among the Borrower, the Lenders and agents referred to therein and The Chase Manhattan Bank, as Administrative Agent.
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan
Agreement.  The Borrower hereby gives you notice pursuant to
Section 2.5 of the Term Loan Agreement that it requests a Borrowing under the Term Loan Agreement and in that connection sets forth below the terms on which such Borrowing is requested to be made:


(A)      Date of the Borrowing
         (which is a Business Day)

(B)      Principal Amount of the
         Borrowing                                      $

(C)      Interest Rate Type of the
         Borrowing


(D)      Interest Period(s) with
         respect to the LIBOR
         Loan(s) and the last day
         of such Interest
         Period(s)


                  Upon acceptance of the Term Loans to be made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to each Loan specified in Section 4.1(l) and (m) of the Term Loan
Agreement have been satisfied.


                                                     Very truly yours,


                                                     CENDANT CORPORATION



                                                     By:____________________
                                                        Name:_______________
                                                        Title:______________
--------
                  Shall (a) in the case of ABR Loans, be in an integral multiple of $500,000 and not less than $5,000,000 and (b) in the case of LIBOR Loans, be in an integral multiple of $5,000,000 and not less than $10,000,000.
                  LIBOR Borrowing or ABR Borrowing.
                  Shall be subject to the definition of "Interest Period"
         and shall not end later than the Maturity Date. [Complete
         only in the case where LIBOR Loan(s) are being requested.]